Exhibit 10.2

OFFICE LEASE

8200 GREENSBORO DRIVE, MCLEAN, VIRGINIA

GREENSBORO DRIVE PROPERTY LLC,

as Landlord,

and

XENITH BANK

[IN ORGANIZATION],

A Virginia corporation,

as Tenant.

OFFICE LEASE

This Office Lease (the “Lease”), dated as of the date set forth in Section 1 of the Summary of Basic Lease Information (the “Summary”), below, is made by and between Greensboro Drive Property LLC, a Delaware limited liability company (“Landlord”), and Xenith Bank [In Organization], a Virginia corporation (“Tenant”).

SUMMARY OF BASIC LEASE INFORMATION

	TERMS OF LEASE	DESCRIPTION

1.	Date:	November 5, 2008

2.	Building:	That certain office building containing approximately 259,747 rentable square feet (as defined in Section 1.2 below) of space, and located at 8200 Greensboro Drive, McLean, Virginia, and as further set forth in Section 1.1 of this Lease.

3.	Premises:	Approximately 6,935 rentable square feet of space located on the fourteenth (14th) floor of the Building and commonly known as Suite 1400, as further set forth in Exhibit A to this Lease.

4.	Project:	The Building is part of an office project currently known as “Greensboro Park.”

5.	Lease Term:	Eighty-Seven (87) months.

6.	Commencement Date:	The date that Landlord delivers vacant, broom clean, possession of the Premises to Tenant.

7.	Expiration Date:	The last day of the eighty-seventh (87th) full calendar month following the Commencement Date.

8.	Options to Extend:	One option to extend the Lease Term for a three (3) year period, as provided in Exhibit E.

9.	Base Rent:

Lease Year	Annual Base Rent	Monthly Base Rent	Annual Rate per RSF
1	$246,192.50	$20,516.04	$35.50
2	$253,612.95	$21,134.41	$36.57
3	$261,241.45	$21,770.12	$37.67
4	$269,078.00	$22,423.17	$38.80

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Lease Year	Annual Base Rent	Monthly Base Rent	Annual Rate per RSF
5	$277,122.60	$23,093.55	$39.96
6	$285,444.60	$23,787.05	$41.16
7	$294,044.00	$24,503.67	$42.40

10.	Rent Payment Address:	P.O. Box 712917 Cincinnati, Ohio 45271-2917

11.	Base Year:	Calendar year 2009.

12.	Tenant’s Share	2.67%.

13.	Permitted Use:	General office use, retail banking operations, general banking business and financial services, so long as Tenant’s use of the Premises is consistent with all applicable Laws and with the character of a first class office building (the “Permitted Use”).

14.	Security Deposit:	$123,096.24.

15.	Parking Pass Ratio:	3.6 per 1,000 rentable square feet of the Premises.

16.	Address of Tenant:	Arboretum III 330 Arboretum Place Suite 550 Richmond, VA 23236 Attention: Thomas W. Osgood, Chief Financial Officer, Chief Administrative Officer and Treasurer With a copy to the Premises

17.	Landlord’s Address:

Greensboro Drive Property, LLC

c/o Broadway Partners Fund Manager, LLC

375 Park Avenue, 29th Floor

New York, New York 10152

Attention: National Leasing Counsel & Director of Asset Management

And

Greensboro Drive Property, LLC

c/o 8180 Greensboro Drive

McLean, VA 22102

Attention: Building Manager

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And Goodwin Procter LLP Exchange Place Boston, MA 02109-2881 Attention: Alexander A. Randall, Esq.

18.	Broker(s)	Cassidy & Pinkard (Landlord’s Broker) and Grubb & Ellis (Tenant’s Broker)

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ARTICLE 1

ARTICLE 1 PREMISES, BUILDING, PROJECT, AND COMMON AREAS

1.1. The Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises (the “Premises”) which are set forth in Section 3 of the Summary of Basic Lease Information above (the “Summary”). The outline of the Premises is set forth in Exhibit A attached hereto. Landlord and Tenant hereby acknowledge and agree that the rentable square footage of the Premises shall be deemed to be as set forth in Section 3 of the Summary and that the same shall not be subject to re-measurement or modification. The parties hereto agree that the lease of the Premises is upon and subject to the terms, covenants and conditions herein set forth, and Tenant covenants as a material part of the consideration for this Lease to keep and perform each and all of such terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance. The parties hereto hereby acknowledge that the purpose of Exhibit A is to show the approximate location of the Premises in the “Building,” as that term is defined in Section 1.2, below, only, and such Exhibit is not meant to constitute an agreement, representation or warranty as to the construction of the Premises, the precise area thereof or the specific location of the “Common Areas,” as that term is defined in Section 1.3, below, or the elements thereof or of the accessways to the Premises or the “Project,” as that term is defined in Section 1.2, below. Except as specifically set forth in this Lease, Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises or occupancy thereof by Tenant. Tenant also acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the Building or the Project or with respect to the suitability of any of the foregoing for the conduct of Tenant’s business and Tenant shall accept the Premises in its “as is” condition of the Commencement Date, except as specifically set forth in this Lease. The taking of possession of the Premises by Tenant shall conclusively establish that, except for latent defects, the Premises and the Building were at such time in good and sanitary order, condition and repair. Notwithstanding the foregoing, Landlord, at its sole cost and expense, shall commence and use commercially reasonable efforts to complete the work necessary to address certain repair items in the Premises as more fully described in Exhibit C, attached hereto and made a part hereof (“Initial Repair Items”) within thirty (30) days after the Commencement Date, provided that if the Initial Repair Items cannot reasonably be completed within such thirty (30) day period, Landlord shall diligently commence such work within such period and shall thereafter diligently proceed to complete such work.

1.2. The Building and The Project. The Premises are a part of the building set forth in Section 2 of the Summary (the “Building”). The term “Project,” as used in this Lease, shall mean (i) the Building and the Common Areas, (ii) the land (which is improved with landscaping, parking facilities and other improvements) upon which the Building and the Common Areas are located, and (iii) at Landlord’s discretion, any additional real property, areas, land, buildings or other improvements added thereto outside of the Project. Landlord shall have the right from time to time in Landlord’s sole discretion, to convert office space in the Project to retail and/or residential space, or to convert retail and/or residential space in the Project to office space. If such conversion occurs, the method by which increases in Operating Expenses and Real Estate Taxes are passed through to Tenant shall he adjusted in an equitable manner to reflect the nature of the converted use and the impact of such converted use upon the Operating Expenses and Real Estate Taxes for the Building.

1.3. Common Areas. Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the Rules and Regulations set forth in Exhibit D, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, together with such other portions of the Project designated by Landlord, are collectively referred to herein as the “Common Areas”). The manner in which the Common Areas are maintained and operated shall be at the sole discretion of Landlord and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas and may temporarily close the Building or the Project in the event of casualty, governmental requirements, the threat of an emergency such as terrorism, natural disasters or acts of God, or if Landlord reasonably deems it necessary in order to prevent damage or injury to person or property; provided, however, Landlord may not materially and permanently restrict affect access to the Premises or Tenant’s parking spaces referred to in Article 28, except to the extent required by applicable Laws.

ARTICLE 2

LEASE TERM

2.1. Lease Term. The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the “Lease Term”) shall be as set forth in Section 5 of the Summary, shall commence on the date set forth in Section 6 of the Summary (the “Commencement Date”), and shall expire on the date set forth in Section 7 of the Summary (the “Expiration Date”) unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term “Lease Year” shall mean each consecutive twelve (12) month period during the Lease Term commencing on the Commencement Date, or any anniversary thereof, except that if the Commencement Date is not the first day of a calendar month, the first Lease Year shall consist of the partial calendar month following the Commencement Date and the succeeding twelve (12) full calendar months, and each succeeding Lease Year shall consist of a one-year period commencing on the applicable anniversary of the first day of the calendar month following the calendar month in which the Commencement Date fell, and provided that the last Lease Year shall end on the Expiration Date. Tenant may take possession of the Premises prior to the Commencement Date for the sole purpose of performing any improvements therein or installing furniture, fixtures, equipment or other personal property of Tenant, and such possession shall be subject to all of the terms and conditions of the Lease, except that Tenant shall not be required to pay Base Rent only with respect to the period of time prior to the Commencement Date during which Tenant performs such work.

2.2. Delay in Commencement Date. It is estimated by the parties that the Lease Term will commence on November 1, 2008 (the “Estimated Commencement Date”). The Estimated Commencement Date is merely an estimate of the Commencement Date and, consequently, Tenant agrees that Landlord shall have no liability to Tenant for any loss or damage, nor shall Tenant be entitled to terminate or cancel this Lease if the Lease Term does not commence by the Estimated Commencement Date for any reason whatsoever, and the validity of this Lease shall not be impaired under such circumstances.

2.3. Option to Extend. Tenant shall have an option to extend the Lease Term with respect to all of the Premises in accordance with the terms and provisions of Exhibit E.

2.4. Bank Charter Contingency.

(a) Tenant is currently using and agrees to continue to use commercially reasonable efforts to obtain (i) a charter for a banking corporation from the State Corporation Commission of Virginia, (ii) written confirmation that the Federal Deposit Insurance Corporation has agreed to insure the accounts of Tenant’s depositors; (iii) written confirmation that Tenant has been granted membership in the Federal Reserve System; and (iv) any other state or federal approvals required for Tenant to operate as a commercial bank (collectively, the “Banking Approvals”) on or before June 30, 2009, time being of the essence (the “Contingency Deadline”). If (and only if) Tenant is unable to obtain such Banking Approvals after using such commercially reasonable efforts, Tenant shall have the option (the “Contingency Termination Option”) to terminate this Lease and the term and estate hereby granted by giving Landlord written notice of Tenant’s election to exercise the Contingency Termination Option (the “Contingency Termination Notice”) prior to the Contingency Deadline, time being of the essence as to the giving of such notice. If Tenant shall timely deliver the Contingency Termination Notice to Landlord, this Lease shall terminate effective as of the tenth (10th) business day after the date of the Contingency Termination Notice (the “Contingency Termination Date”). In the event Tenant does not send the Contingency Termination Notice to Landlord strictly in accordance with the terms set forth in this Section 2.5(a), the Contingency Termination Option shall be deemed null and void and deleted from this Lease.

(b) In the event of the giving of the Contingency Termination Notice as hereinabove provided: (i) this Lease and the term and estate hereby granted (unless the same shall have expired sooner pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law) shall terminate on the Contingency Termination Date with the same effect as if such date were the date hereinbefore specified for the expiration for the term of this Lease, except that, notwithstanding anything to the contrary contained in Article 21 below, Landlord shall retain the entire amount of the Security Deposit held by Landlord in consideration of Tenant’s exercise of the Contingency Termination Option and as payment in full of Landlord’s costs and expenses incurred with respect to the initial execution and delivery of this Lease, but shall be without prejudice to Landlord’s rights with respect to any then existing Default of Tenant or any conditions which with notice and opportunity to cure would constitute a Default of Tenant under this Lease, (ii) the Base Rent, additional rent and all other charges payable hereunder, if any, shall be apportioned as of the Contingency Termination Date, (iii) neither party shall have any rights, estates, liabilities or obligations under this Lease for the period accruing after the Contingency Termination Date, except those which, by the provisions of this Lease, expressly survive the expiration or termination of the Term of this Lease, (iv) Tenant shall surrender and vacate the Premises and deliver possession thereof to Landlord on or before the Contingency Termination Date in the condition required under this Lease for surrender of the Premises, and (v) at Landlord’s election, Landlord and Tenant shall enter into a written agreement reflecting the termination of this Lease upon the terms provided herein, which agreement shall be in form and substance reasonably satisfactory to Landlord and Tenant and shall be executed within thirty (30) days after Tenant exercises the Contingency Termination Option, provided that failure to execute such an agreement shall have no effect on the termination of the Lease effected as expressly provided herein.

ARTICLE 3

BASE RENT

3.1. Tenant shall pay, without prior notice, demand, setoff or deduction, to Landlord or Landlord’s agent at the address set forth in Section 10 of the Summary, or, at Landlord’s option, at such other place as Landlord may from time to time designate in writing, by a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent (“Base Rent”) as set forth in Section 9 of the Summary, payable in equal monthly installments as set forth in Section 9 of the Summary in advance on or before the first (1st) day of each and every calendar month during the Lease Term, without any abatement, setoff or deduction whatsoever. In accordance with Section 29.25, this Article 3 shall be construed as though the covenants herein between Landlord and Tenant are independent and Tenant shall not be entitled to any setoff of the Rent or other amounts owing to Landlord under this Article 3. The Base Rent for the first full month of the Lease Term which occurs after the expiration of any free rent period (the “Initial Base Rent”) shall be paid on or before November 10, 2008 (the “Initial Base Rent Payment Date”). Notwithstanding anything to the contrary contained in this Lease, including without limitation, Section 19.1(a) below, Tenant’s failure to pay the Initial Base Rent on or before the Initial Base Rent Payment Date shall constitute a Default of Tenant without need for additional notice and opportunity to cure and interest shall accrue on any late payment of Initial Base Rent at the Default Rate without regard to any grace period provided under Section 25 below. If any Rent payment date (including the Commencement Date) falls on a day of the month other than the first day of such month or if any payment of Rent is for a period which is shorter than one month, the Rent for any fractional month shall be calculated on a daily basis for the period from the date such payment is due to the end of such calendar month or to the end of the Lease Term at a rate per day which is equal to 1/30th of the applicable monthly Rent. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

3.2. Waived Rent. Notwithstanding anything herein which may be construed to the contrary, provided no “Default”, as that term is defined in Section 19.1, below, has occurred and is continuing on the Commencement Date or at any time during the Waiver Period (as hereinafter defined), the monthly installment of Base Rent specified in Section 9 of the Summary is hereby waived by Landlord (“Waived Rent”) for the three (3) month period beginning on the Commencement Date (the “Waiver Period”) or such shorter period of time during which no Default has occurred and is continuing. This waiver shall not affect Tenant’s obligation to pay Additional Rent or any other charges payable by Tenant under the Lease during the Waiver Period. Commencing on the day following the last day of the Waiver Period, Base Rent shall be due and payable as specified in Section 9 of the Summary for the remainder of the Lease Term.

ARTICLE 4

ADDITIONAL RENT

In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay “Tenant’s Share” (as defined in Exhibit B) of (a) the annual “Operating Expenses” (as defined in Exhibit B) which are in excess of the amount of Operating Expenses applicable to the “Base Year” (as defined in Exhibit B), and (b) the annual “Tax Expenses” (as defined in Exhibit B) which are in excess of the amount of Tax Expenses applicable to the Base Year; provided, however, that in no event shall any decrease in “Direct Expenses” (as defined in Exhibit B) for any Expense Year below Direct Expenses for the Base Year entitle Tenant to any decrease in Base Rent or any credit against sums due under this Lease. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (other than Base Rent), are hereinafter collectively referred to as the “Additional Rent”, and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner as the Base Rent or as otherwise specifically set forth in this Lease. The obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

ARTICLE 5

USE OF PREMISES

5.1. Permitted Use. Tenant shall use the Premises solely for the Permitted Use set forth in Section 13 of the Summary and Tenant shall not use or permit the Premises or the Project to be used for any other purpose or purposes whatsoever without the prior written consent of Landlord, which may be withheld in Landlord’s sole discretion. Tenant shall, at its own cost and expense, obtain and maintain any and all licenses, permits, and approvals necessary or appropriate for its use, occupation and operation of the Premises for the Permitted Use. Tenant’s inability to obtain or maintain any such license, permit or approval necessary or appropriate for its use, occupation or operation of the Premises shall not relieve it of its obligations under this Lease, including the obligation to pay Base Rent and Additional Rent. Tenant further covenants and agrees that Tenant shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to provisions of the Rules and Regulations set forth in Exhibit D, attached hereto (as the same may be modified or rescinded from time to time), or in violation of laws of the United States of America, the state in which the Project is located, the ordinances, rules, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Project, or all recorded covenants, conditions, and restrictions now or hereafter affecting the Project including, without limitation, any certificate of occupancy, any such laws, ordinances, regulations or requirements relating to hazardous materials or substances, as those terms are defined by applicable laws now or hereafter in effect (collectively, the “Law(s)”). A violation of the Rules and Regulations by Tenant shall be deemed a default under this Article 5 Tenant shall not do or permit anything to be done in or about the Project which will in any way damage the reputation of the Project or obstruct or interfere with the rights of other tenants or occupants of the Project, or injure or annoy them or use or allow the Project to be used for any improper, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises.

5.2. Hazardous Substances. Neither Tenant, any of the officers, partners, contractors, subcontractors, consultants, licensees, agents, concessionaires, subtenants, servants, employees, customers, guests, invitees or visitors of Tenant (collectively, the “Tenant’s Agents”) nor any other person shall store, place, generate, manufacture, refine, handle, or locate on, in, under or around the Premises, the Building or Project any “Hazardous Substance” (as defined below), except for storage, handling and use of reasonable quantities and types of cleaning fluids and office supplies in the Premises in the ordinary course and the prudent conduct of Tenant’s business in the Premises. As used in this Lease, the term “Hazardous Substance” shall mean and include any chemical, material, element, compound, solution, mixture, sub-stance or other matter of any kind whatsoever which is now or later designated, classified, listed or regulated under any Law, statute, ordinance, rule, regulation, order or ruling of any agency of the State, the United States Government or any local governmental authority, including, without limitation, asbestos, petroleum, petroleum hydrocarbons and petroleum based products, urea formaldehyde foam insulation, polychlorinated biphenyls (“PCBs”) and freon and other chlorofluorocarbons.

ARTICLE 6

SERVICES AND UTILITIES

6.1. Standard Tenant Services. Landlord shall provide the following services on all days (unless otherwise stated below) during the Lease Term.

(a) Subject to limitations imposed by all governmental rules, regulations, orders and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning (“HVAC”) for use in the Premises from 8:00 A.M. to 6:00 P.M. Monday through Friday, and on Saturdays from 9:00 A.M. to 1:00 P.M. (collectively, the “Building Hours”), except for the date of observation of New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day (collectively, the “Holidays”). If Tenant desires HVAC service outside the hours set forth above (“Overtime Periods”), Tenant shall deliver notice to the Building office requesting such services at least 24 hours prior to the time Tenant requests such services to be provided. If Landlord furnishes HVAC service during Overtime Periods, Tenant shall pay to Landlord the then established Building rates for such service during Overtime Periods in the Building upon demand thereof, which amount is currently $50.00 per hour per floor.

(b) Landlord shall redistribute or furnish electricity to or for the use of Tenant in the Premises for the operation of Tenant’s ordinary and customary lighting and office equipment in the Premises reasonably necessary for typical general office use and in compliance with applicable codes. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

(c) Landlord shall provide potable water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas.

(d) Landlord shall provide janitorial services to the Premises five (5) days per week in a manner consistent with other comparable buildings in the vicinity of the Building, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building. Tenant shall pay to Landlord, as Additional Rent, the reasonable costs incurred by Landlord in removing from the Building any of Tenant’s refuse and rubbish to the extent exceeding the amount of refuse and rubbish usually generated by a tenant that uses the Premises for ordinary office purposes. Tenant, at Tenant’s expense, shall exterminate the portions of the Premises that Tenant uses for the storage, preparation, service or consumption of food against infestation by insects and vermin regularly and, in addition, whenever there is evidence of infestation. Tenant shall engage persons to perform such exterminating that are approved by Landlord, which approval Landlord shall not unreasonably withhold, condition or delay. Tenant shall cause such persons to perform such exterminating in a manner that is reasonably satisfactory to Landlord. Tenant shall comply with any refuse disposal program (including, without limitation, any waste recycling program) that Landlord imposes reasonably after having given Tenant reasonable advance notice of the effectiveness thereof or that is required by applicable Laws.

(e) Landlord shall provide nonexclusive, non-attended automatic passenger elevator service during the Building Hours only (excluding Holidays and subject to Force Majeure), but shall have one elevator available at all other times for nonexclusive non-attended automatic passenger elevator service, and if the Building includes an escalator, Landlord also shall provide nonexclusive, non-attended automatic passenger escalator service during Building Hours only.

(f) Landlord shall provide, at no cost to Tenant, nonexclusive freight elevator service subject to scheduling by Landlord.

6.2. Overstandard Tenant Use. If Tenant uses water, electricity, heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, Tenant shall pay to Landlord, upon billing (which billing shall include documentation detailing such excessive use by Tenant), the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed by Landlord, after prior written notice to Tenant that provides Tenant with sufficient time to make reasonable objection, in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices, after prior written notice to Tenant that provides Tenant with sufficient time to make reasonable objection, to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, on demand, at the rates charged by the public utility company furnishing the same, including the cost of such additional metering devices. Tenant’s use of electricity shall never exceed the capacity of the feeders to the Project or the risers or wiring installation.

6.3. Interruption of Use. Notwithstanding anything to the contrary contained herein, to the extent permitted by applicable Law, Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone, telecommunication, water and sewer, HVAC, and electrical services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by breakage, repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building or Project after reasonable effort to do so, by any riot or other dangerous condition, emergency, accident or casualty whatsoever, by act, omission or default of

Landlord or other parties, or by any other cause; and such failures or delays or diminution shall never be deemed to constitute an eviction (constructive or otherwise) or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Tenant hereby waives any existing or future Law, permitting the termination of this Lease due to an interruption, failure or inability to provide any services. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Landlord may comply with voluntary controls or guidelines promulgated by any governmental entity relating to the use or conservation of energy, water, gas, light or electricity or the reduction of automobile or other emissions without creating any liability of Landlord to Tenant under this Lease.

6.4. Abatement and Termination Rights. Notwithstanding anything to the contrary contained in this Article 6, if: (i) Landlord ceases to furnish any service in the Building for a period in excess of seven (7) consecutive Business Days after Tenant notifies Landlord of such cessation (the “Interruption Notice”); (ii) such cessation does not arise as a result of an act or omission of Tenant; (iii) such cessation is not caused by a fire or other casualty (in which case Article 11 shall control); (iv) the restoration of such service is reasonably within the control of Landlord; and (v) as a result of such cessation, the Premises or a material portion thereof is rendered untenantable and Tenant in fact ceases to use the Premises, or material portion thereof (any such cessation is hereinafter referred to as an “Abatement Event”), then to the extent permitted by applicable law, Tenant, as its sole remedy, shall be entitled to receive an abatement of Base Rent and Additional Rent payable hereunder during the period beginning on the eighth (8th) consecutive Business Day of such Abatement Event and ending on the day when the service in question has been restored. In the event the entire Premises has not been rendered untenantable by the cessation in service, the amount of abatement that Tenant is entitled to receive shall be prorated based upon the percentage of the Premises so rendered untenantable and not used by Tenant. For purposes of this section, repair or restoration of any utility services to the Building shall not be considered to be reasonably within the control of Landlord if the interruption of such utility services results from the failure of any equipment or facilities maintained by the utility provider. Further, if such Abatement Event (a) continues for a period in excess of one hundred twenty (120) days, and (b) as a result thereof Tenant is prevented from using and does not use a material portion of the Premises as a result of such Abatement Event, Tenant shall have the right to terminate this Lease upon written notice to Landlord no later than ten (10) days after the expiration of such one hundred twenty (120) day period. Such right to abate Base Rent and Additional Rent or terminate this Lease shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event.

ARTICLE 7

REPAIRS

7.1. Tenant’s Obligations. Except as otherwise provided in this Lease, Landlord shall have no maintenance obligation concerning the Premises and no obligation to make any repairs or replacements, in, on, or to the Premises. Tenant shall, at Tenant’s own expense, pursuant to and in accordance with the terms of this Lease, including without limitation Article 8 hereof, keep the Premises, including all improvements, fixtures and furnishings therein, and the surface of the floor of the Premises, in good order, repair and condition at all times during the Lease Term (including, electrical and mechanical systems not considered part of the “Building Systems” (as defined below) that have been installed for the exclusive use and benefit of Tenant such as additional HVAC equipment, hot water heaters, electronic, data, phone, and other telecommunications cabling and related equipment, and security or telephone systems for the Premises). Tenant shall not commit or allow to be committed any waste on any portion of the Premises. In addition, Tenant shall, at Tenant’s own expense, but under the supervision and subject to the prior written approval of Landlord, and within any reasonable period of time specified by Landlord, pursuant to the terms of this Lease, including without limitation Article 8 hereof, promptly and adequately repair all damage to the Premises and replace or repair all damaged, broken, or worn fixtures and appurtenances, except for damage caused by ordinary wear and tear or the negligence or willful act of Landlord or any of its agents, contractors or employees; provided however, that, if Tenant fails to make such repairs within the time and in the manner required by this Lease, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord upon demand the cost thereof forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times to make such repairs, alterations, improvements or additions to the Premises or to the Project or to any equipment located in the Project as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental or quasi-governmental authority or court order or decree; provided, however, that Landlord shall use commercially reasonable efforts to minimize the interference to Tenant’s business, employees and customers caused by the activities of Landlord and its agents, contractors and employees under this Section 7.1.

7.2. Landlord’s Obligations. Subject to Section 7.1 above and to Article 11 and Article 13 hereof, Landlord shall maintain and make all necessary repairs to and replacements of (a) the “Building Systems” that service the Premises, (b) the structural portions of the Building, (c) the roof of the Building, (d) within a reasonable period following receipt of notice of the need for repair and replacement from Tenant, the exterior walls and windows of the Premises and (e) the Common Areas. The term “Building Systems” shall mean the service systems of the Building, including, without limitation, the entire HVAC system for the Building and the Premises, and also the mechanical, gas, steam, electrical, sanitary, elevator, plumbing, and life-safety systems of the Building up to the point of connection of localized distribution to the Premises (it being understood that the Building Systems shall not include any systems that Tenant installs in the Premises). Nothing contained in this Section 7.2 shall require Landlord to maintain or repair the systems within the Premises that distribute within the Premises electricity or water beyond the initial point of entry of such systems into the Premises. Except as provided in Article 11, there shall be no abatement of Rent, nor shall there be any liability of the “Landlord Parties” (as defined below), by reason of any injury to, or damage suffered by Tenant, including without limitation, any inconvenience to, or interference with, Tenant’s business or operations arising from the making of, or failure to make, any maintenance or repairs, alterations or improvements in or to any portion of the Building and/or the Project. Tenant hereby waives the benefit of any Laws granting it the right to make repairs at Landlord’s expense, to place a lien upon the property of Landlord and/or upon Rent due Landlord, or the right to terminate this Lease or withhold Rent on account of any Landlord default (including without limitation, the failure of Landlord to make repairs). No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or improvements to the Premises or the Project except as otherwise expressly agreed to be performed by Landlord pursuant to the provisions of this Lease.

ARTICLE 8

ADDITIONS AND ALTERATIONS

8.1. Landlord’s Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes in or to the Premises or any mechanical, plumbing or HVAC facilities or systems pertaining to the Premises (collectively, the “Alterations”) without first procuring the prior written consent of Landlord to such Alterations. Landlord’s consent to Alterations shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned or delayed by Landlord, provided it shall be deemed reasonable for Landlord to withhold its consent to any Alteration which affects the structural portions or the Building Systems or is visible from the exterior of the Building or Common Areas or requires access to areas outside the Premises. Notwithstanding the foregoing, Tenant shall not be required to obtain Landlord’s consent for repainting, recarpeting, installing systems, furniture or other alterations, tenant improvements, alterations or physical additions to the Premises which are cosmetic in nature totaling less than Twenty Five Thousand Dollars ($25,000) in any single instance or series of related alterations performed within a six-month period (provided that Tenant shall not perform any improvements, alterations or additions to the Premises in stages as a means to subvert this provision), in each case provided that (a) Tenant delivers to Landlord written notice thereof, a list of contractors and subcontractors to perform the work (and certificates of insurance for each such party) and any plans and specifications therefor prior to commencing any such Alterations (for informational purposes only so long as no consent is required by Landlord as required by this Lease), (b) the installation thereof does not require the issuance of any certificate of occupancy, building permit or other governmental approval, or involve any core drilling or the re-configuration or re-location of any exterior walls of the Building, and (c) such Alterations will not affect the structural portions or the systems or equipment of the Building, be visible from the exterior of the Building or Common Areas or require access to the areas outside the Premises. Landlord acknowledges that Tenant intends to install a supplemental HVAC to serve the Premises as part of its initial Alterations in the Premises and Tenant agrees that such supplemental unit shall be removed by Tenant upon the expiration or earlier termination of this Lease and any damage caused by such removal shall be repaired at Tenant’s cost and expense.

8.2. Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that (a) Tenant utilize for such purposes only contractors, subcontractors, materials, mechanics and materialmen selected by Tenant from a list provided and approved by Landlord, (b) upon Landlord’s request, Tenant shall, at Tenant’s expense, remove such Alterations upon the expiration or any early termination of the Lease Term, (c) for Alterations costing more than $100,000 in any one instance, Tenant secure, prior to commencing any Alterations, at Tenant’s sole expense, a completion and lien indemnity bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee, and (d) all Alterations conform in terms of quality and style to the Building’s standards established by Landlord from time to time. If such

Alterations will involve the use of or disturb Hazardous Substances existing in the Premises, Tenant shall comply with Landlord’s rules and regulations concerning such Hazardous Substances. Tenant shall construct such Alterations and perform such repairs in a good and workmanlike manner, in conformance with any and all applicable Laws and pursuant to a valid building permit or other governmental approval issued by the city or county, as applicable, in which the Project is located, all in conformance with Landlord’s reasonable construction rules and regulations as established from time to time. In the event Tenant performs any Alterations in the Premises which require or give rise to governmentally required changes to the “Base Building,” as that term is defined below, then Landlord shall, upon written notice to Tenant that provides Tenant with sufficient time to remove such Alteration, at Tenant’s expense, make such changes to the Base Building. The “Base Building” shall include the structural portions of the Building, and the public restrooms, Building Systems and the systems and equipment located in the internal core of the Building on the floor or floors on which the Premises are located. In performing the work of any such Alterations, Tenant shall have the work performed in such manner so as not to obstruct access to the Project or any portion thereof, by any other tenant of the Project, and so as not to obstruct the business of Landlord or other tenants in the Project. Tenant shall not use (and upon notice from Landlord shall cease using) contractors, services, workmen, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with the workforce or trades engaged in performing other work, labor or services in or about the Building or the Common Areas. All portions of the work involving excessive noise or inconvenience to other users of the Project shall be done after Building Hours. In addition to Tenant’s obligations under Article 9 of this Lease, upon completion of any Alterations, Tenant agrees to deliver to the Project management office a reproducible copy of the “as built” drawings of the Alterations in CADD format as well as all permits, approvals and other documents issued by any governmental agency in connection with the Alterations.

8.3. Payment for Improvements. If payment is made directly to contractors, Tenant shall comply with Landlord’s requirements for final lien releases and waivers in connection with Tenant’s payment for work to contractors. Whether or not Tenant orders any work directly from Landlord, Tenant shall pay to Landlord an amount equal to two percent (2%) of the cost of such work to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s involvement with such work. Tenant shall pay promptly to Landlord, upon demand, all out-of-pocket costs actually incurred by Landlord in connection with Tenant’s Alterations, including costs incurred in connection with Landlord’s review of the Alterations (including review of requests for approval thereof.

8.4. Construction Insurance. In addition to the requirements of Article 10 of this Lease, in the event that Tenant makes any Alterations, prior to the commencement of such Alterations, Tenant shall provide Landlord (a) with evidence that Tenant carries “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, (b) certificates of, (1) worker’s compensation insurance in amounts not less than the statutory limits (covering all persons to be employed by Tenant, and Tenant’s contractors and subcontractors, in connection with such Alterations), and (2) commercial general liability insurance (including property damage and bodily injury coverage), in each case in customary form, and in amounts that are not less than Five Million Dollars ($5,000,000) with respect to general contractors and One Million Dollars ($1,000,000) with respect to subcontractors, naming the Landlord Parties as additional insureds, and (c) such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof.

8.5. Supplemental HVAC Installations. Tenant shall not have the right to install a supplementary HVAC system from the Premises without Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed. In no event shall any vents or louvers associated with any supplementary HVAC system be installed on the exterior of the Building.

8.6. Federal Visual Artists’ Rights Act of 1990. Tenant agrees that Tenant will not install, affix, add or paint in or on, nor permit, any work of visual art (as defined in the Federal Visual Artists’ Rights Act of 1990 or any successor law of similar import) or other Alterations to be installed in or on, or affixed, added to, or painted on, the interior or exterior of the Premises, or any part thereof, which work of visual art or other Alterations would, under the provisions of the Federal Visual Artists’ Rights Act of 1990, or any successor law of similar import, require the consent of the author or artist of such work or Alterations before the same could be removed, modified, destroyed or demolished.

ARTICLE 9

COVENANT AGAINST LIENS

Tenant shall keep the Project and Premises free from any liens or encumbrances arising out of the work performed, materials furnished or obligations incurred by or on behalf of Tenant, and shall protect, defend, indemnify and hold the Landlord Parties harmless from and against any Claims arising out of same or in connection therewith. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any such work on the Premises (or such additional time as may be necessary under applicable Laws) to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility or other applicable notices. Tenant shall discharge and release any such lien or encumbrance by bond or otherwise within twenty (20) days after notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to discharge and release such lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid shall be deemed Additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord under this Lease. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord’s title to the Project or Premises to any liens or encumbrances whether claimed by operation of Law or express or implied contract. Any claim to a lien or encumbrance upon the Project or Premises arising in connection with any such work or respecting the Premises not performed by or at the request of Landlord shall be null and void, or at Landlord’s option shall attach only against Tenant’s interest in the Premises and shall in all respects be subordinate to Landlord’s title to the Project, Building and Premises.

ARTICLE 10

INDEMNIFICATION AND INSURANCE

10.1. Indemnification and Waiver.

10.1.1. Tenant Indemnity. Tenant hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever and agrees that Landlord, its property manager, managing agents, investors, officers, partners, subpartners, members, managers, lenders (including, without limitation, any trustee, mortgagee or holder of any trust indenture, deed of trust or mortgage which now or hereafter encumbers the Building and/or Project), ground lessors and their respective officers, agents, servants, employees, and independent contractors (collectively, “Landlord Parties”) shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. To the extent permitted under applicable Law, Tenant shall indemnify, defend, protect, and hold harmless the Landlord Parties from any and all losses, costs, damages, actions, causes of actions, proceedings, liens, fines, penalties, expenses and liabilities (including without limitation court costs and reasonable attorneys’ fees incurred in connection with the proceeding whether at trial or on appeal) (collectively, “Claims”) incurred in connection with or arising from any cause in, on or about the Premises, any violation of any of Laws, including, without limitation, any environmental Laws, any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, servants, employees, invitees, guests or licensees of Tenant or any such person, in, on or about the Project or any breach of the terms of this Lease, either prior to, during, or after the expiration of the Lease Term, provided that the terms of the foregoing indemnity shall not apply to the negligence or willful misconduct of one or more of the Landlord Parties. Should Landlord be named as a defendant in any suit brought against Tenant in connection with or arising out of Tenant’s occupancy of the Premises, Tenant shall pay to Landlord its costs and expenses incurred in such suit, including without limitation, its actual professional fees such as appraisers’, accountants’ and attorneys’ fees. Further, Tenant’s agreement to indemnify Landlord pursuant to this Section 10.1.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease, to the extent such policies cover the matters subject to Tenant’s indemnification obligations, nor shall they supersede any inconsistent agreement of the parties set forth in any other provision of this Lease. The provisions of this Section 10.1.1 shall survive the expiration or sooner termination of this Lease.

10.1.2. Landlord’s Indemnity. Except to the extent Tenant is required to indemnify Landlord under this Section 10.1, Landlord shall indemnify, defend, protect, and hold harmless Tenant from any and all Claims incurred by Tenant in connection with or arising from the negligence or willful misconduct of Landlord in or on the Building or Project. The provisions of this Section 10.1.2 shall survive the expiration or sooner termination of this Lease with respect to any claims or liability arising in connection with any event occurring prior to such expiration or termination.

10.2. Tenant’s Compliance With Landlord’s Fire and Casualty Insurance. Tenant shall, at Tenant’s expense, comply with all requirements of its insurance company, and all requirements of Landlord’s insurance company of which Tenant has received written notice from Landlord, pertaining to the use of the Premises. If Tenant’s conduct within or use of the Premises causes any increase in the premium for such insurance policies then Tenant shall reimburse Landlord for any such increase as Additional Rent. Tenant, at Tenant’s expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

10.3. Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:

(a) Commercial General Liability Insurance payable on an “occurrence” rather than a “claims made” basis covering the insured against claims of bodily injury, personal injury and property damage (including loss of use thereof) arising out of Tenant’s operations, and contractual liabilities containing coverage at least as broad as that provided under the then most current Insurance Services Office (ISO) commercial general liability insurance form which provides the broadest coverage, including a Broad Form endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease (to the extent of such current ISO standard contractual liabilities coverage), for limits of liability not less than:

Bodily Injury and	$5,000,000 each occurrence	Personal Injury	$5,000,000 each occurrence
Property Damage	$5,000,000 annual aggregate	Liability	$5,000,000 annual aggregate
Liability			0% Insured’s participation

(b) Physical Damage Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of Tenant’s property on the Premises installed by, for, or at the expense of Tenant, (ii) the leasehold improvements in and to the Premises (including, without limitation, all Alterations), and any other improvements which exist in the Premises as of the Commencement Date (excluding the Base Building) (the “Original Improvements”), and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include coverage for damage or other loss caused by fire or other peril including, but not limited to, vandalism and malicious mischief, terrorism, earthquake sprinkler leakage, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage sufficient to pay Base Rent and Tenant’s Share of Direct Expenses for a period of one year, and having a deductible amount, if any, not in excess of $25,000.

(c) Employer’s Liability or other similar insurance pursuant to all applicable state and local statutes and regulations with limits of no less than $1,000,000.00.

(d) Worker’s Compensation as required by the Laws of the State where the Building is located with the following minimum limits of liability: Coverage A - statutory benefits; Coverage B - $1,000,000 per accident and disease.

(e) Comprehensive Automobile Liability insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 per accident.

(f) Tenant shall carry and maintain during the entire Lease Term, at Tenant’s sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10 and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord.

10.4. Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord Parties, and any other party the Landlord so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-X in Best’s Insurance Guide or which is otherwise acceptable to Landlord and licensed to do business in the State where the Building is located; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) be in form and content reasonably acceptable to Landlord; and (vi) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days’ prior written notice shall have been given to Landlord and any mortgagee of Landlord of which Landlord provides Tenant written notice. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Commencement Date and at least thirty (30) days before the expiration dates thereof. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificate, Landlord may, at its option, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor. Tenant shall have the right to provide the casualty insurance required by this Article 10 pursuant to blanket policies, but only if such blanket policies expressly provides, on a per occurrence basis, that a loss that relates to any other location does not impair or reduce the level of protection available for the Premises below the amount required by this Lease. Tenant may not self-insure against any risks required to be covered by insurance provided by Tenant hereunder without Landlord’s prior written consent but Tenant’s insurance coverages may include risk retention or deductible amounts commercially reasonable in light of Tenant’s business and comparable to similar tenants in comparable buildings in the area in which the Building is located. Tenant has the right to satisfy Tenant’s obligation to carry liability insurance with an umbrella insurance policy if such umbrella insurance policy contains an aggregate per location endorsement that provides the required level of protection for the Premises.

10.5. Subrogation. Landlord and Tenant intend that their respective property loss risks shall be borne by reasonable insurance carriers to the extent above provided, and Landlord and Tenant hereby agree to look solely to, and seek recovery only from, their respective insurance carriers in the event of a property loss to the extent that such coverage is agreed to be provided hereunder. The parties each hereby waive all rights and claims against each other for such losses, and waive all rights of subrogation of their respective insurers, for damage to its properties and loss of business (specifically including loss of rent by Landlord and business interruption by Tenant) as a result of the acts or omissions of the other party or the other party’s employees, agents, or contractors (specifically including the negligence of either party or its employees, agents, or contractors and the intentional misconduct of the employees, agents, or contractors of either party), to the extent any such claims are covered by the workers’ compensation, employer’s liability, property, rental income, business income, or extra expense insurance required to be maintained by Landlord and Tenant pursuant to this Lease, or other property insurance that either party may carry at the time of an occurrence, provided such waiver of subrogation shall not affect the right to the insured to recover thereunder. The parties agree that their respective insurance policies are now, or shall be, endorsed such that the waiver of subrogation shall not affect the right of the insured to recover thereunder, so long as no material additional premium is charged therefor.

ARTICLE 11

DAMAGE AND DESTRUCTION

11.1. Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty (“Casualty”). If the (a) Premises, (b) any Common Areas serving or providing access to the Premises, or (c) Building Systems servicing the Premises shall be damaged by Casualty, and Landlord or Tenant does not elect to terminate this Lease in accordance with the terms below, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord’s reasonable control, and subject to all other terms of this Article 11 and all applicable Laws, restore the damaged portions of the Base Building, such Common Areas and/or such Building Systems. Such restoration shall be to substantially the same condition of the Base Building and the Common Areas prior to the Casualty, except for modifications required by zoning and building codes and other Laws or by the holder of a mortgage on the Building or Project or any other modifications to the Common Areas reasonably deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Upon the occurrence of any Casualty to the Premises, upon notice (the “Landlord Repair Notice”) to Tenant from Landlord, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.3 of this Lease that relate to tenant improvements that were constructed within the Premises on the Commencement Date and any Alterations (excluding any proceeds allocable to Tenant’s furniture, fixtures, equipment and other personal property in the Premises), and Landlord shall also repair any injury or damage to such tenant improvements and Alterations, provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant’s insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord’s commencement of repair of the damage. In the event that Landlord does not deliver the Landlord Repair Notice within thirty (30) days following the date the casualty becomes known to Landlord, Tenant shall, at its sole cost and expense, repair any injury or damage to such Alterations and shall return such Alterations to their original condition. In such case, Tenant may use its insurance proceeds for such purpose. Whether or not Landlord delivers a Landlord Repair Notice, prior to the commencement of construction, Tenant shall submit to Landlord, for Landlord’s review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience to Tenant or its visitors, or injury to Tenant’s business resulting in any way from such damage or the repair thereof; provided however, that if such Casualty shall have damaged the Premises or Common Areas necessary to Tenant’s occupancy, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof; provided, further, however, that if the damage or destruction is due to the negligence or willful misconduct of Tenant or any of its agents, employees, contractors, invitees or guests, Tenant shall be responsible for any applicable insurance deductible (which shall in no event exceed the applicable deductible amounts then being maintained by prudent property owners of comparable properties in the area in which the Property is located, and which shall be payable to Landlord upon demand) and there shall be no rent abatement. Notwithstanding any other provision of this Lease, Tenant shall have no obligation to repair or restore the Alterations damaged or destroyed by a Casualty, or pay or reimburse Landlord for their repair or restoration, if the Casualty occurs at any time during the last twenty four (24) months of the Lease Term.

11.2. Landlord’s Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises, Building and/or Project, and instead terminate this Lease, by notifying Tenant in writing of such termination within sixty (60) days after the date of discovery of the damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building or Project shall be damaged by Casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) in Landlord’s reasonable judgment, repairs cannot reasonably be completed within one hundred eighty (180) days after the date of discovery of the damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or Project or ground lessor with respect to the Building or Project shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; (iii) the damage is not fully covered by Landlord’s insurance policies; (iv) Landlord decides to rebuild the Building or Common Areas so that they will be substantially different structurally or architecturally; (v) the damage occurs during the last twenty four (24) months of the Lease Term; or (vi) the Project is substantially damaged so that, in Landlord’s reasonable judgment, substantial reconstruction of the Project will be required.

11.3. Tenant’s Termination Right. If a portion of the Premises, Building Systems servicing the Premises or Common Areas providing access to the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within nine (9) months after the date of discovery of such damage (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after Landlord delivers to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty. If neither party elects to terminate this Lease following a Casualty pursuant to the terms of this Article 11, and if Landlord does not complete the restoration of the Premises within the greater of (a) nine (9) months following the Casualty or (b) forty-five (45) days after the time period estimated by Landlord to repair the damage caused by such Casualty as specified in the Damage Notice, as the same may be extended by delays caused by Tenant, its agents or employees, Tenant may terminate this Lease by delivering written notice (“Damage Termination Notice”) to Landlord within ten (10) days following the expiration of such 9-month or 45-day period, as applicable (as the same may be extended as set forth above) and prior to the date upon which Landlord substantially completes such restoration. Such termination shall be effective as of the date specified in Tenant’s Damage Termination Notice (but not earlier than thirty (30) days nor later than ninety (90) days after the date of such notice) as if such date were the date fixed for the expiration of the Lease Term. If Tenant fails to timely give such Damage Termination Notice, Tenant shall be deemed to have waived its right to terminate this Lease, time being of the essence with respect thereto.

11.4. Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building or the Project, and any statute or regulation of the State where the Building is located with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building or the Project. The rights given Tenant under this Article 11 are in lieu of and override any rights that Tenant may have by statute or under other applicable Laws.

ARTICLE 12

NONWAIVER

No provision of this Lease shall be deemed waived by either party hereto unless expressly waived in a writing signed thereby. The waiver by either party hereto of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any subsequent breach of same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such Rent. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord’s right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the full amount due. No receipt of monies by Landlord from Tenant after an event of default shall in any way alter the length of the Lease Term or of Tenant’s right of possession hereunder, or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit, or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

ARTICLE 13

CONDEMNATION

If the whole or any part of the Project shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the

Premises, Building or Project, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. If any material portion of the Premises, or any material portion of the Property that would materially affect Tenant’s access to and use of the Premises (including, without limitation, a material portion of the Project parking facility), is taken and such taking materially adversely affects the operation of Tenant’s business in the Premises, in each case for a period in excess of one hundred eighty (180) days, Tenant shall have the option to terminate this Lease effective as of the date possession is required to be surrendered to the authority. Tenant shall not because of such taking assert any claim against Landlord or the authority for any compensation because of such taking and Landlord shall be entitled to the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant’s personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses, so long as such claims do not diminish the award available to Landlord, its ground lessor with respect to the Building or Project or its mortgagee, and such claim is payable separately to Tenant. All Rent shall cease as of the date of such termination. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. No rental abatement shall be granted Tenant for a loss of parking spaces or for the loss of any other portion of the Common Areas, Tenant recognizing that Tenant’s right to use parking spaces and the Common Areas in common with Landlord’s other tenants does not vest in Tenant any leasehold or other ownership interest in any of the parking spaces or Common Areas. Notwithstanding anything to the contrary contained in this Article 13, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 14

ASSIGNMENT AND SUBLETTING

14.1. Transfers. Tenant shall not (whether directly or indirectly or voluntarily or involuntarily or by operation of Law or otherwise), without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment, or other transfer of this Lease or any interest hereunder by operation of Law, sublet the Premises or any part thereof, amend or modify any sublease that is consummated in accordance with the terms of this Article 14, permit a subtenant under a sublease that is consummated in accordance with the terms of this Article 14 to further sublease the Premises or any part thereof or to assign the subtenant’s interest under any such sublease in whole or in part by express assignment or by operation of Law or by other means, permit the Premises, or any portion thereof to be use for desk space, mailing privileges or otherwise, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its agents, employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the “Subject Space”), (iii) all of the terms of the proposed Transfer and the consideration therefor, including calculation of the “Transfer Premium”, as that term is defined in Section 14.3 below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all documentation describing or effectuating the proposed Transfer (which may consist of a term sheet or letter of intent, provided that Landlord’s consent shall be conditioned upon Landlord’s review and approval of the final executed assignment or sublease), and (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and history of the proposed Transferee and any other information reasonably required by Landlord. Any Transfer made without Landlord’s prior written consent shall, at Landlord’s option, be null, void and of no effect, and shall, at Landlord’s option, constitute a default by Tenant under this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall not be released from any liability or obligations under this Lease and Tenant shall pay all documented out of pocket costs and expenses incurred by Landlord with respect to such Transfer, including, without limitation, any reasonable professional fees (including, without limitation, attorneys’, accountants’, architects’, engineers’ and consultants’ fees) (collectively, the “Transfer Review Fees”), within thirty (30) days after written request by Landlord. Tenant shall not structure any proposed Transfer in such a way as to subvert Landlord’s consent rights, recapture rights and/or rights to receive the “Transfer Premium” (as defined below).

14.2. Landlord’s Consent. Landlord shall not unreasonably withhold its consent to any proposed sublease or assignment constituting a Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. Tenant shall indemnify, defend and hold harmless Landlord from any and all Claims involving any third party or parties who claim they were damaged by Landlord’s wrongful withholding or conditioning of Landlord’s consent. Landlord shall respond to a Transfer Notice within thirty (30) days after receipt thereof.

14.3. Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, as and when received by Tenant from such Transferee. “Transfer Premium” shall mean all Rent, Additional Rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any free base rent reasonably provided to the Transferee, (ii) any brokerage commissions, legal fees and other professional fees in connection with the Transfer, and (iii) in the case of any sublease, any actual costs incurred by Tenant in separately demising the subleased space, and (iv) any tenant improvement allowance and other concessions granted to such Transferee. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer. In the calculations of the Rent (as it relates to the Transfer Premium calculated under this Section 14.3), and the rent charged by Tenant to the Transferee (the “Transferee’s Rent”) the Rent paid during each annual period for the Subject Space and the Transferee’s Rent shall be computed after adjusting such rent to the actual effective rent, taking into consideration any and all leasehold concessions granted in connection therewith, including, but not limited to, any rent credit and tenant improvement allowance. For purposes of calculating any such effective rent all such concessions shall be amortized on a straight-line basis over the relevant term.

14.4. Landlord’s Option as to Recapture Space. Notwithstanding anything to the contrary contained in this Article 14, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the later of (i) the date stated in the Transfer Notice as the effective date of the proposed Transfer, and (ii) ninety (90) days following the giving of the recapture notice, until the last day of the term of the Transfer as set forth in the Transfer Notice (or at Landlord’s option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. Landlord may make such alterations as may be required or deemed necessary by Landlord to physically separate the recaptured portion of the Premises from the balance of the Premises and to comply with any legal requirements or insurance requirements relating to such separation and Tenant shall pay to Landlord fifty percent (50%) of the actual and reasonable costs (with no supervisory or overhead fee payable to Landlord) for such separation within thirty (30) days after receipt of an invoice from Landlord. If Landlord uses its own employees for such work, the costs for such separation shall be based on the actual cost of materials and customary, competitive labor rates in the area in which the Property is located.

14.5. Effect of Transfer. No Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord’s consent, shall relieve Tenant from any liability or obligation under this Lease, including, without limitation, in connection with the Subject Space. Landlord or its authorized representatives shall have the right during normal business hours upon reasonable prior notice to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within ten (10) days after demand, pay the deficiency, and if understated by more than two percent (2%), Tenant shall pay Landlord’s costs of such audit.

14.6. Additional Transfers. For purposes of this Lease, the term “Transfer” shall also include (a) any change, transfer, sale, pledge or hypothecation in twenty-five percent (25%) or more of the equity or ownership interests in or assets of Tenant, (b) the dissolution, merger, consolidation or reorganization of Tenant, or (c) the transfer of “Control” (as defined below), however accomplished, whether in a single transaction or in a series of unrelated or related transactions. The term “Control” shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity. Notwithstanding the foregoing, any transfers of equity interests in Tenant traded on a recognized public stock exchange or pursuant to exemptions from registration in the ordinary course of business shall not constitute a Transfer under this Lease.

14.7. Permitted Transfers. Notwithstanding anything to the contrary contained in this Article 14, an assignment or subletting of all or a portion of the Premises (a “Permitted Transfer”) to (a) an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant, an “Affiliate”) or (b) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, an Affiliate of Tenant, or their respective successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, or to whom all or substantially all of Tenant’s assets are transferred, shall not require Landlord’s written consent under this Article 14, provided that (i) Tenant gives at least thirty (30) days prior notice of any such assignment or sublease, and (ii) Tenant supplies Landlord with any documents or information reasonably requested by Landlord regarding such assignment or sublease or such Affiliate, (iii) with respect to an entity succeeding to Tenant under clause (b) above, such entity has a net worth (determined in accordance with generally accepted accounting principles consistently applied and excluding from the determination of total assets all assets which would be classified as intangible assets under generally accepted accounting principles, including, without limitation, goodwill, licenses, trademarks, trade names, copyrights and franchises) at least equal to the product of twenty (20) times the Annual Base Rent and Additional Rent then payable under this Lease, and as evidenced by financial statements audited by a certified public accounting firm reasonably acceptable to Landlord; and (iv) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease.

14.8. Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any Transfer, Landlord shall have the right to: (i) treat such Transfer as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If Tenant shall be in default under this Lease, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant’s obligations under this Lease) until such default is cured. Such Transferee shall rely on any written representation by Landlord that Tenant is in default hereunder, without any need for confirmation thereof by Tenant. Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under this Lease. No collection or acceptance of rent by Landlord from any Transferee or the posting or listing of any name other than that of Tenant (whether on the door or exterior wall of the Premises, lobby directory, elevator or elsewhere) shall be deemed a waiver of any provision of this Article 14 or the approval of any Transferee or a release of Tenant from any obligation under this Lease, whether theretofore or thereafter accruing. In no event shall Landlord’s enforcement of any provision of this Lease against any Transferee be deemed a waiver of Landlord’s right to enforce any term of this Lease against Tenant or any other person. If Tenant’s obligations hereunder have been guaranteed, Landlord’s consent to any Transfer shall not be effective unless the guarantor also consents in writing to such Transfer.

14.9. Transfer Taxes. Tenant shall pay any transfer taxes (and other similar charges and fees) that any governmental authority imposes in connection with any Transfer (other than any such transfer taxes, charges or fees that a governmental authority imposes in connection with Landlord’s exercising Landlord’s rights to recapture the Subject Space in accordance with Section 14.4 above, which shall be paid by Landlord).

ARTICLE 15

SURRENDER OF PREMISES; OWNERSHIP

AND REMOVAL OF TRADE FIXTURES

15.1. Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in writing by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not constitute a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises or terminate any or all such sublessees or subtenancies.

15.2. Removal of Tenant Property by Tenant. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant (to the extent Tenant is not required to remove improvements it made to the Premises), reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, business and trade fixtures, free-standing cabinet work, movable partitions and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed. Further, on or prior to the Expiration Date, Tenant shall, unless otherwise directed by Landlord, at Tenant’s expense, close up any slab penetrations in the Premises other than any such penetrations existing in the Premises as of the Commencement Date. Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal. Any of Tenant’s Property not so removed shall be deemed abandoned and Landlord may remove and dispose of same, and repair and restore any damage caused thereby, at Tenant’s cost and without accountability to Tenant.

ARTICLE 16

HOLDING OVER

If Tenant holds over after the expiration of the Lease Term or earlier termination thereof, with or without the express or implied consent of Landlord, such tenancy shall be a tenancy at sufferance, and shall not constitute a renewal hereof or an extension for any further term, and in such case Rent shall be payable at a monthly rate equal to 150% of the Rent applicable during the last rental period of the Lease Term under this Lease for the first sixty (60) days of such holdover and thereafter at 200% of such Rent. Such tenancy at sufferance shall be subject to every other applicable term, covenant and agreement contained herein. For purposes of this Article 16, a holding over shall include (a) Tenant’s remaining in the Premises after the expiration or earlier termination of the Lease Term, (b) Tenant’s failure to remove any Alterations or personal property located within the Premises as required pursuant to the terms of Sections 8.5 and 15.2. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. If Tenant fails to surrender the Premises within thirty (30) days following the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender and any consequential damages, including lost profits to Landlord resulting therefrom.

ARTICLE 17

ESTOPPEL CERTIFICATES

Within ten (10) business days following a request in writing by Landlord, Tenant shall execute, acknowledge and deliver to Landlord an estoppel certificate in the form as may be reasonably required by Landlord, Lender or any prospective mortgagee or purchaser of the Project. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes, including reaffirmation of any guaranty. Upon a Default of Tenant under this Lease, Landlord may require Tenant and any guarantor of this Lease to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year, except if and to the extent such information is publicly available without additional charge to Landlord. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant, otherwise, such statements shall be certified by the chief financial officer of Tenant. Failure of Tenant to timely execute, acknowledge and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18

SUBORDINATION

18.1. Subordination. This Lease, and all of the rights of Tenant hereunder, shall be subject and subordinate to all present and future ground or underlying leases of the Building or Project and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or Project or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases (collectively, “Landlord Mortgagee”), require in writing that this Lease be superior thereto. Such subordination shall be self-operative and effective without the necessity of the execution by Tenant of any additional document for the purpose of evidencing or effecting such subordination. Alternatively, Landlord’s Mortgagee may require Tenant’s interest under this Lease to be superior to such mortgage or deed of trust. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn, without any deductions or set-offs whatsoever, to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor), if so requested to do so by such purchaser or lienholder or ground lessor, and to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant’s occupancy, so long as Tenant timely pays the rent and observes and performs the terms, covenants and conditions of this Lease to be observed and performed by Tenant. Landlord’s interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) days of request by Landlord and/or Landlord’s Mortgagee, execute such further instruments or assurances as Landlord and/or Landlord’s Mortgagee may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

18.2. Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving Landlord’s Mortgagee written notice by certified mail, return receipt requested, specifying the default in reasonable detail, and affording such Landlord’s Mortgagee (i) a reasonable opportunity to perform Landlord’s obligations hereunder (but not less than thirty (30) days after such notice to Landlord’s Mortgagee), if such default can be cured without such Landlord’s Mortgagee taking possession of the mortgaged or leased estate, or (ii) to obtain possession of the mortgaged or leased estate and then to cure such default of Landlord, if such default cannot be cured without such Landlord’s Mortgagee or taking possession of the mortgaged or leased estate.

18.3. Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (a) liable for any act or omission of any prior lessor (including Landlord), except to the extent that (i) such act or omission continues after the date that the Landlord’s Mortgagee succeeds to Landlord’s interest in the Building, and (ii) such act or omission of such prior landlord is of a nature that the Landlord’s Mortgagee can cure by performing a service or making a repair; (b) bound by any Rent or Additional Rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (c) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement;

(d) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (e) subject to the defenses which Tenant might have against any prior lessor (including Landlord); (f) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (i) are expressly provided in this Lease, (ii) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (iii) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event; and (g) bound by any obligation to make any payment to or on behalf of Tenant to the extent that such obligation accrues prior to the date that the Landlord’s Mortgagee succeeds to Landlord’s interest in the Building. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Project for matters arising after it ceases to own such interest in the Project. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to apply the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

18.4. Current SNDA. Landlord shall use commercially reasonable efforts to obtain for Tenant a subordination, non-disturbance and attornment agreement from the existing Landlord’s Mortgagee, in the form attached hereto and made a part hereof as Exhibit F (the “Current SNDA”), provided that Landlord shall have no liability to Tenant, and the effectiveness of this Lease and the subordination of this Lease to any mortgage, deed of trust or other encumbrance shall not be affected, in the event that it is unable to obtain the Current SNDA. Notwithstanding the foregoing, in the event that the current Landlord’s Mortgagee shall not have executed and delivered to Landlord and Tenant the Current SNDA within forty-five (45) days after the date of this Lease, Tenant shall have the right to terminate this Lease, by written notice to Landlord within five (5) days after the expiration of such forty-five (45) day period and this Lease shall terminate as of the date of such notice, unless the Current SNDA shall be executed and delivered to Landlord and Tenant prior to the date of such notice, and upon such termination the Security Deposit and any other amounts pre-paid by Tenant to Landlord shall be refunded to Tenant within thirty (30) days after the date of such notice. Tenant shall pay to Landlord the processing fee required to be paid to Landlord’s Mortgagee at the time that Tenant submits such agreement to Landlord executed by Tenant and the foregoing forty-five (45) day period shall not commence until such sums are received by Landlord. Landlord’s other out-of-pocket costs, including other fees charged by Landlord’s Mortgagee and its counsel and other reasonable attorney’s fees and disbursements, incurred by Landlord in connection with such efforts, shall be paid by Landlord.

ARTICLE 19

DEFAULTS; REMEDIES

19.1. Defaults. The occurrence of any of the following shall constitute a default (“Default”) of this Lease by Tenant:

(a) Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof when due if such failure continues for five (5) days after written notice to Tenant; or

(b) Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, in which event the failure to perform by Tenant within such time period shall be a default by Tenant under this Section 19.1(b), any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default; or

(c) To the extent permitted by Law, a general assignment by Tenant of this Lease for the benefit of creditors, or the taking of any corporate action in furtherance of bankruptcy or dissolution whether or not there exists any proceeding under an insolvency or bankruptcy Law, or the filing by or against Tenant or any guarantor of any proceeding under an insolvency or bankruptcy Law, unless in the case of a proceeding filed against Tenant the same is dismissed within sixty (60) days, or the appointment of a trustee or receiver to take possession of all or substantially all of the assets of Tenant or any guarantor, unless possession is restored to Tenant within thirty (30) days, or any execution or other judicially authorized seizure of all or substantially all of Tenant’s assets located upon the Premises or of Tenant’s interest in this Lease, unless such seizure is discharged within thirty (30) days; or

(d) Any breach of Tenant’s obligations under this Lease at such time as Tenant shall have abandoned all or a substantial portion of the Premises by Tenant; or

(e) The failure by Tenant to observe or perform according to the provisions of Articles 5, 14, 17 or 18 of this Lease where such failure continues for more than five (5) Business Days (“Business Days” being defined as calendar days other than Saturdays, Sundays and Holidays) after written notice from Landlord; or

(f) Any information furnished to Landlord by or in connection with the entry of this Lease on behalf of Tenant is determined to have been materially false, misleading or incomplete when made.

19.2. Remedies Upon Default. Upon or at any time after the occurrence of any Default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at Law or in equity (all of which remedies shall be distinct, separate and cumulative), the option to pursue any one or more of the following remedies with or without written notice or demand to

Tenant except as required hereunder, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever:

(a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, to the extent permitted by applicable Law Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of any unpaid Rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount reasonably necessary to compensate Landlord for costs and expenses to release the Premises, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable Law.

The term “rent” as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2(a)(i) and (ii), above, the “worth at the time of award” shall be computed by allowing interest at the rate set forth in Article 25 of this Lease, but in no case greater than the maximum amount of such interest permitted by Law. As used in Paragraph 19.2(a)(iii) above, the “worth at the time of award” shall be computed by discounting such amount at the prime rate of interest as published in the Wall Street Journal (or its successor publication) plus one percent (1%) per annum.

(b) If Landlord does not elect to terminate this Lease on account of any Default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all Rent as it becomes due.

(c) Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2(a) and 19.2(b), above, or any Law or other provision of this Lease), without prior demand or notice except as required by applicable Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3. Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any Default by Tenant, as set forth in this Article 19, Landlord upon the occurrence and continuation of a Default shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such subleases, licenses, concessions or arrangements. In the event of Landlord’s election to succeed to Tenant’s interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.4. Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives any right otherwise available under any Law to redeem or reinstate this Lease.

19.5. Landlord Default. Landlord shall in no event be in default under this Lease unless Landlord shall neglect or fail to perform any of its obligations hereunder and shall fail to remedy the same within thirty (30) days after notice to Landlord specifying such neglect or failure, or if such failure is of such a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and to prosecute such remedy to completion with diligence and continuity. Upon the occurrence of a default by Landlord under this Lease that is not cured within the time period described in the preceding sentence, Tenant shall have all rights and remedies under applicable Laws except as otherwise expressly provided in this Lease.

ARTICLE 20

COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises and all of its rights under this Lease subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 21

SECURITY DEPOSIT

Concurrent with Tenant’s execution of this Lease, Tenant shall deposit with Landlord a security deposit (the “Security Deposit”) in the amount set forth in Section 14 of the Summary, as security for the faithful performance by Tenant of all of its obligations under this Lease. Tenant grants Landlord a security interest in the Security Deposit. The Security Deposit shall not be considered an advance payment of rent and is not intended to serve as liquidated damages nor to be a measure of Landlord’s damages for any default by Tenant. The Security Deposit may be commingled with other funds of Landlord. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, without notice to Tenant, but shall not be required to apply all or any part of the Security Deposit for the payment of any Rent, any damages or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder, within sixty (60) days following the expiration of the Lease Term. Tenant shall not be entitled to any interest on the Security Deposit. In the event of a sale, lease, or encumbrance of the Building or any part of the Building, Landlord shall have the right to transfer the Security Deposit to the purchaser, landlord, tenant, or Landlord’s Mortgagee and if the Security Deposit is transferred, Landlord shall thereafter be relieved from any liability concerning the Security Deposit. Additionally, Landlord’s use or application of all or any portion of the Security Deposit shall not preclude or impair any other rights or remedies provided for under this Lease or under applicable Law and shall not be construed as a payment of liquidated damages.

Notwithstanding anything to the contrary contained in this Article 21, if Tenant has not exercised the Contingency Termination Option as provided in Section 2.4 above and provided further that no Default of Tenant has occurred and is continuing on the Termination Option Date, the amount of the Security Deposit for the Premises shall be reduced to $61,548.12. Provided that Tenant is not then in Default under the Lease, the amount of the Security Deposit then in effect shall be reduced to $41,032.08 on the last day of the second Lease Year and to $20,516.04 on the last day of the third Lease Year for the remainder of the Term. Provided that the foregoing conditions have been satisfied with respect to each of the three Security Deposit reductions as of the aforementioned dates, Landlord shall return the applicable excess amount then held by Landlord from the Security Deposit within thirty (30) days after such conditions have been satisfied and the remainder shall thereafter be held by Landlord as the Security Deposit hereunder.

ARTICLE 22

INTENTIONALLY OMITTED

ARTICLE 23

SIGNS

Subject to Landlord’s prior written approval, in its sole discretion, and provided all signs are in keeping with the quality, design and style of the Building and Project, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobby of the Premises, provided that such signs must not be visible from the exterior of the Building. If other tenants occupy space on the floor on which the Premises is located, Tenant’s identifying signage shall be provided by Landlord, at Tenant’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s Building standard signage program. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Tenant may not install any signs on the exterior or roof of the Project or the Common Areas. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior written approval of Landlord, in its sole discretion.

ARTICLE 24

COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises or the Project which will in any way conflict with any applicable Laws. At its sole cost and expense, Tenant shall promptly comply with all such applicable Laws, other than with respect to Hazardous Substances existing within the Premises prior to the delivery of the same to Tenant; provided that Tenant shall have no obligation to make any alterations to the Premises in complying with any applicable Laws except as specifically set forth below. Should any standard or regulation now or hereafter be imposed on Landlord or Tenant by a state, federal or local governmental body charged with the establishment, regulation and enforcement of occupational, health or safety standards for employers, employees, landlords or tenants, then Tenant agrees, at its sole cost and expense, to comply promptly with such standards or regulations and to cooperate with Landlord, including, without limitation, by taking such actions as Landlord may reasonably require, in Landlord’s efforts to comply with such standards or regulations, provided that Tenant shall not have any obligation to pay any costs or expenses or incur any other liability unless such standard or regulation is specifically imposed on or specifically applicable to Tenant as opposed to general applicability to all occupants of the Building. Tenant shall be responsible, at its sole cost and expense, to make all alterations to the Premises as are required to comply with applicable Laws which relate to (i) Tenant’s use or manner of use of the Premises, (ii) any Alterations made by or on behalf of Tenant in the Premises, (iii) the Base Building, but, as to the Base Building, only to the extent such obligations are triggered by Alterations or Tenant’s Alterations to the Premises, or its use or manner of use of the Premises, and (iv) any employees of Tenant, occupants of the Premises, or any vendors, visitors or other invitees of Tenant. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Article 24. Landlord (as part of Operating Expenses to the extent any compliance is necessary due to a change in applicable Law after the date of this Lease) shall comply with all applicable Laws relating to the Building and the Project, including the Common Areas, provided that compliance with such applicable Laws is not the responsibility of Tenant under this Lease, or other tenants in the Project and provided that Landlord’s failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy (or its legal equivalent) for the Premises, or would unreasonably and materially affect the safety of Tenant’s employees or create a significant health hazard for Tenant’s employees or would otherwise materially and adversely affect Tenant’s use of or occupancy of the Premises. In addition, if a third party serves Tenant with a lawsuit (a “Compliance Lawsuit”) alleging that any portion of the Project, other than the Premises, is not in compliance with applicable Laws, and such lawsuit seeks injunctive relief and/or damages against Tenant, then Landlord shall at its option either remedy such non-compliance or indemnify, defend and protect Tenant from any and all Claims incurred by Tenant in connection with or arising from such Compliance Lawsuit.

ARTICLE 25

LATE CHARGES

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord’s designee within five (5) days after said amount is due more than once in any twelve (12) month period, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the overdue amount plus any attorneys’ fees incurred by Landlord by reason of Tenant’s failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at Law and shall not be construed as liquidated damages or as limiting Landlord’s remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid within ten (10) days after the date they are due shall bear interest from the date when due until paid at a rate per annum (the “Default Rate”) equal to the lesser of (i) twelve percent (12%) per annum, and (ii) the highest rate permitted by applicable Law.

ARTICLE 26

LANDLORD’S RIGHT TO CURE DEFAULT; PAYMENTS BY TENANT

26.1. Landlord’s Cure. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any reduction of Rent, except to the extent, if any, otherwise expressly provided herein. If Tenant shall fail to perform any obligation under this Lease, and such failure shall continue in excess of the time allowed under Section 19.1(b), above, unless a specific time period is otherwise stated in this Lease, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder. Notwithstanding the foregoing, Landlord may, but shall not be obligated to, make any such payment or perform any such act on Tenant’s part without waiving its rights based upon any default of Tenant and without releasing Tenant from any obligations hereunder, immediately, and without notice, in the case of emergency or if the default (i) materially interferes with the use by any other tenant of the Building, (ii) materially interferes with the operation of any Building Systems or with the ability to access the Building or any portion of the Common Areas, (iii) results in a violation of any legal requirement, or (iv) results or will result in a cancellation of any insurance policy maintained by Landlord.

26.2. Tenant’s Reimbursement. Except as may be specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, upon delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with the remedying by Landlord of Tenant’s Defaults pursuant to the provisions of Section 26.1; (ii) sums equal to all losses, costs, liabilities, damages and expenses referred to in Article 10 of this Lease; and (iii) sums equal to all expenditures made and obligations incurred by Landlord after a Default of Tenant in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to Law, including, without limitation, all legal fees and other amounts so expended. Tenant’s obligations under this Section 26.2 shall survive the expiration or sooner termination of the Lease Term.

ARTICLE 27

ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times (except as otherwise provided in this Article 27) upon reasonable prior notice (which notice may be telephonic) to Tenant (except in the case of an emergency, in which event no notice shall be required) to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees, brokers or investors, or to current or prospective mortgagees, ground or underlying lessors or insurers or to prospective tenants of the Premises (but only during the last twelve (12) months of the Lease Term); (iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building, or for structural alterations, repairs or improvements to the Building or the Building Systems. The parties acknowledge that one room in the Premises, the file server room (the “Secure Room”), will be secured by Tenant before and after Tenant’s normal business hours (“Tenant’s Business Hours”). Tenant shall provide Landlord with keys or access cards to the Secure Room permitting Landlord to have access to the Secure Room outside of Tenant’s Business Hours in accordance with the provisions for emergency access to the Premises set forth below. Landlord shall provide janitorial services to the Secure Room only once per month, on a date that is mutually acceptable to Tenant and Landlord, such services to be provided during Tenant’s Business Hours, and only when escorted by an employee or other agent of Tenant. To the extent that Landlord incurs additional expense for cleaning and janitorial services provided to the Secure Room during Tenant’s Business Hours, Landlord shall have the right to assess such charge to Tenant as Additional Rent. Landlord shall have the right to install, use and maintain ducts, cabling, pipes and conduits in and through the Premises, provided that (a) such ducts, cabling, pipes and conduits are concealed within or above partitioning columns, walls or ceilings, except that if such ducts, cabling, pipes or conduits are installed in areas that are utility areas (such as storage areas, mailrooms or mud rooms), then such ducts, cabling, pipes or conduits may also be installed on partitioning walls, columns or ceilings, (b) such ducts, cabling, pipes and conduits do not reduce the usable area of the Premises by more than a de minimis amount, and (c) Landlord installs such ducts, cabling, pipes and conduits in a manner that minimizes, to the extent reasonably practicable, any adverse effect on an Alteration theretofore performed in the Premises. Subject to the provisions in this Article 27, Landlord may enter the Premises at any time to (A) perform services required of Landlord, including janitorial service; (B) to the extent permitted by applicable Law, take possession after a Default in the manner provided herein; or (C) perform any covenants of Tenant which Tenant fails to perform. Landlord may make any such entries without the abatement of Rent and may take such reasonable steps as required to accomplish the stated purposes. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant’s business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby. For each of the above purposes, Landlord shall at all times have a key or access card with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant to Landlord. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. In exercising the rights reserved to Landlord in this Article 27, Landlord shall (i) use commercially reasonable efforts to avoid causing material interference with Tenant’s business and its customers, employees and invitees and (ii) comply with Tenant’s security policies and procedures. Tenant shall provide Landlord with the names and contact telephone numbers of two (2) employees of Tenant to be contacted in the event of an emergency either in or affecting the Premises (“Tenant’s Emergency Contacts”). After the names and contact telephone numbers of Tenant’s Emergency Contacts have been provided by Tenant to Landlord, such information shall remain in effect until Landlord receives written notice from Tenant of any revisions to such information. In the event of any emergency that requires immediate access to the Premises, Landlord shall make reasonable efforts, if practicable under the circumstances, to place one (1) telephone call to each of Tenant’s Emergency Contacts, and, if Landlord is unable to reach either person, Landlord shall leave a voice mail message specifying the nature of the emergency for both persons (assuming that such persons maintain voice mail), The building engineer and any vendor or other emergency personnel required to address such emergency may then enter the Premises for the sole purpose of addressing such emergency.

ARTICLE 28

TENANT PARKING

Tenant shall rent from Landlord, commencing on the Commencement Date, the amount of parking passes set forth in Section 15 of the Summary, on a monthly basis throughout the Lease Term, which parking passes shall pertain to the Project parking facility. Tenant shall pay to Landlord for automobile parking passes on a monthly basis the prevailing rate charged from time to time at the location of such parking passes (which is currently $55.00 per pass per month), provided, however, that so long as there is no Default of Tenant at any time during the first three Lease Years of the initial Lease Term, Tenant will not be required to pay the prevailing parking fee attributable to the unreserved parking passes allocated to Tenant under this Lease and accruing during such period. Tenant’s continued right to use the parking passes is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the parking facility where the parking spaces are located, including any sticker or other identification system established by Landlord, Tenant’s cooperation in seeing that Tenant’s employees and visitors also comply with such rules and regulations and Tenant not being in Default under this Lease. Tenant’s use of the Project parking facility shall be at Tenant’s sole risk and Tenant acknowledges and agrees that Landlord shall have no liability whatsoever for damage to the vehicles of Tenant, its employees and/or visitors, or for other personal injury or property damage or theft relating to or connected with the parking rights granted herein or any of Tenant’s, its employees’ and/or visitors’ use of the parking facilities. Landlord specifically reserves the right to change the size, configuration, design, layout and all other aspects of the Project parking facility at any time and Tenant acknowledges and agrees that Landlord may, without incurring any liability to Tenant and without any abatement of Rent under this Lease, from time to time, close-off or restrict access to the Project parking facility for purposes of permitting or facilitating any such construction, alteration or improvements. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to the Landlord. The parking passes rented by Tenant pursuant to this Article 28 are provided to Tenant solely for use by Tenant’s employees and visitors and the employees and visitors of any assignee, subtenant or other entity pursuant to a Permitted Transfer or a transaction to which Landlord consents under Article 14, and such passes may not be transferred, assigned, subleased or otherwise alienated by Tenant without Landlord’s prior approval. Tenant may validate visitor parking by such method or methods as the Landlord may establish, at the validation rate from time to time generally applicable to visitor parking, at Tenant’s sole cost. Landlord shall have no obligation to monitor the use of such parking facility, nor shall Landlord be responsible for any loss or damage to any vehicle or other property or for any injury to any person. Tenant’s parking passes shall be used only for parking of automobiles no larger than full size passenger automobiles, sport utility vehicles or pick-up trucks. Tenant shall comply with all rules and regulations which may be adopted by Landlord from time to time with respect to parking and/or the parking facilities servicing the Project. Tenant shall not have the exclusive right to use any specific parking space. If Landlord grants to any other tenant the exclusive right to use any particular parking space(s), Tenant shall not use such spaces. All trucks (other than pick-up trucks) and delivery vehicles shall be (i) parked at the loading dock of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading. In the event Landlord elects in its sole and absolute discretion or is required by any Law to limit or control parking, whether by validation of parking tickets or any other method of assessment, Tenant agrees to participate in such validation or assessment program under such reasonable rules and regulations as are from time to time established by Landlord.

ARTICLE 29

MISCELLANEOUS PROVISIONS

29.1. Terms; Captions. The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

29.2. Binding Effect. Subject to all other provisions of this Lease, each of the covenants, conditions and provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective heirs, personal representatives, successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

29.3. No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Project, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

29.4. Intentionally Omitted.

29.5. Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Project or Building and in this Lease. Tenant agrees that in the event of any such transfer, and the written assumption by the transferee of Landlord’s obligations hereunder, Landlord shall automatically be released from all liability thereafter arising under this Lease, and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder accruing after the date of transfer. Such transferee shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord, including the return of any Security Deposit, and Tenant shall attorn to such transferee. Tenant further acknowledges that Landlord may assign its interest in this Lease to Landlord’s Mortgagee as additional security. Tenant agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder unless and until such Landlord’s Mortgagee succeeds to Landlord’s interest under this Lease.

29.6. Prohibition Against Recording. Neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant.

29.7. Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

29.8. Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant.

29.9. Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant’s designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

29.10. Time of Essence. Whether or not so specified in any particular provision of this Lease, time is of the essence with respect to the performance by Landlord and Tenant of every provision of this Lease in which time of performance is a factor.

29.11. Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by Law.

29.12. No Warranty. In executing and delivering this Lease, Tenant has not relied on any representations, including, but not limited to, any representation as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord or any employee, broker or agent of Landlord, which is not set forth herein or in one or more of the exhibits attached hereto.

29.13. Landlord Exculpation. The liability of Landlord or the Landlord Parties to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord’s operation, management, leasing, repair, renovation, alteration or any other matter relating to the Project or the Premises shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building. Neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. The limitations of liability contained in this Section 29.13 shall inure to the benefit of Landlord’s and the Landlord Parties’ present and future partners, beneficiaries, officers, directors, trustees, shareholders, agents and employees, and their respective partners, heirs, successors and assigns. Under no circumstances shall any present or future partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust), have any liability for the performance of Landlord’s obligations under this Lease. Notwithstanding any contrary provision herein, neither Landlord nor the Landlord Parties shall be liable under any circumstances for injury or damage to, or interference with, Tenant’s business, including but not limited to loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring. Except as otherwise provided in Article 16, Tenant shall not be liable under any circumstances for injury or damage to, or interference with, Landlord’s or Landlord Parties’ business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

29.14. Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease constitutes the parties’ entire agreement with respect to the leasing of the Premises and supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant or by Tenant to Landlord with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. None of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

29.15. Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Project as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building or Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building or Project.

29.16. Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God and adverse weather, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, terrorism, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease and except as to Tenant’s obligations under Articles 5 and 24 of this Lease (collectively, a “Force Majeure”), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party’s performance caused by a Force Majeure.

29.17. Waiver of Redemption by Tenant. Tenant hereby waives, for Tenant and for all those claiming under Tenant, any and all rights now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant’s right of occupancy of the Premises after any termination of this Lease.

29.18. Notices. All notices, demands, statements, designations, approvals or other communications (collectively, “Notices”) given or required to be given by either party to the other hereunder or by Law shall be in writing, shall be (A) sent by United States certified or registered mail, postage prepaid, return receipt requested (“Mail”), (B) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by Mail, by nationally recognized overnight courier or delivered personally, (C) delivered by a nationally recognized overnight courier, or (D) delivered personally. Any Notice shall be sent, transmitted, or delivered, as the case may be, to Tenant at the appropriate address set forth in Section 16 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given when it is actually received unless the intended recipient refuses to accept delivery or affirmatively avoids delivery or receipt. If Tenant is notified of the identity and address of Landlord’s Mortgagee (by assignment of rents or otherwise), Tenant shall give to such Landlord’s mortgagee written notice of any default by Landlord. As of the date of this Lease, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the addresses listed in Section 17 of the Summary.

29.19. Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

29.20. Authority. Tenant hereby represents and warrants to Landlord that (i) Tenant is duly organized and validly existing in good standing under the Laws of Virginia, and possesses all licenses and authorizations necessary to carry on its business, (ii) Tenant has full power and authority to carry on its business (subject to obtaining the Banking Approvals), enter into this Lease and consummate the transaction contemplated by this Lease, (iii) the individual executing and delivering this Lease on Tenant’s behalf has been duly authorized to do so, (iv) this Lease has been duly executed and delivered by Tenant, (v) this Lease constitutes a valid, legal, binding and enforceable obligation of Tenant (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally), (vi) the execution, delivery and performance of this Lease by Tenant will not cause or constitute a default under, or conflict with, the organizational documents of Tenant or any agreement to which Tenant is a party, (vii) the execution, delivery and performance of this Lease by Tenant will not violate any applicable Law, and (viii) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required on the part of Tenant for the execution, delivery and performance of this Lease have been obtained or made.

Landlord hereby represents and warrants to Tenant that (i) Landlord is duly organized and validly existing in good standing under the Laws of Delaware, and possesses all licenses and authorizations necessary to carry on its business, (ii) Landlord has full power and authority to carry on its business, enter into this Lease and consummate the transaction contemplated by this Lease, (iii) the individual executing and delivering this Lease on Landlord’s behalf has been duly authorized to do so, (iv) this Lease has been duly executed and delivered by Landlord, (v) this Lease constitutes a valid, legal, binding and enforceable obligation of Landlord (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally), (vi) the execution, delivery and performance of this Lease by Landlord will not cause or constitute a default under, or conflict with, the organizational documents of Landlord or any agreement to which Landlord is a party, (vii) the execution, delivery and performance of this Lease by Landlord will not violate any applicable Law, and (viii) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required on the part of Landlord for the execution, delivery and performance of this Lease have been obtained or made.

29.21. Attorneys’ Fees. In the event that either Landlord or Tenant should bring suit for the possession of the Premises, for the recovery of any sum due under this Lease, or because of the breach of any provision of this Lease or for any other relief against the other, then all costs and expenses, including reasonable attorneys’ fees, incurred by the prevailing party therein shall be paid by the other party, which obligation on the part of the other party shall be deemed to have accrued on the date of the commencement of such action and shall be enforceable whether or not the action is prosecuted to judgment.

29.22. Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the State where the Building is located. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE WHERE THE BUILDING IS LOCATED, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY THE LAW OF THE STATE WHERE THE BUILDING IS LOCATED, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

29.23. Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute an offer to lease the Premises to Tenant or reservation of, option for or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

29.24. Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 18 of the Summary (the “Brokers”), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Tenant agrees to indemnify and defend Landlord against and hold Landlord harmless from any and all Claims with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings by Tenant with any real estate broker or agent, other than the Brokers.

29.25. Independent Covenants. This Lease shall be construed as though the covenants herein (including, without limitation, Tenant’s obligation to pay Rent) between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the Rent or other amounts owing hereunder against Landlord.

29.26. Project or Building Name and Signage. Landlord shall have the right at any time to change the name of the Project or Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Project or Building as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises, without the prior written consent of Landlord, which consent may be granted or withheld in Landlord’s sole discretion.

29.27. Counterparts. This Lease may be executed in counterparts with the same effect as if both parties hereto had executed the same document. Both counterparts shall be construed together and shall constitute a single lease.

29.28. Intentionally Omitted.

29.29. Transportation Management. Tenant shall comply with all present or reasonable future programs reasonably intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities.

29.30. No Violation. Each party hereby warrants and represents to the other that neither its execution of nor performance under this Lease shall cause the warranting party to be in violation of any agreement, instrument, contract, Law, rule or regulation by which the warranting party is bound, and each party shall protect, defend, indemnify and hold the other harmless against any Claims arising from the warranting party’s breach of this warranty and representation.

29.31. Communications and Computer Lines. Tenant may install, maintain, replace, remove or use any communications or computer wires and cables (collectively, the “Lines”) at the Project in or serving the Premises, provided that (i) Tenant shall obtain Landlord’s prior written consent, use an experienced and licensed contractor approved in writing by Landlord, and comply with all of the other provisions of Articles 7 and 8 of this Lease, (ii) an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Project, as determined in Landlord’s reasonable opinion, (iii) the Lines therefor (including riser cables) shall be appropriately insulated to prevent excessive electromagnetic fields or radiation, and shall be surrounded by a protective conduit reasonably acceptable to Landlord, (iv) any Lines actually used by Tenant shall comply with all applicable governmental Laws, and (v) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines actually used by Tenant which are installed in violation of these provisions, or which are at any time in violation of any Laws or represent a dangerous or potentially dangerous condition, and Landlord further reserves the right upon the expiration or earlier termination of the Lease Term to require that Tenant remove any Lines actually used by Tenant installed by or on behalf of Tenant and repair any damage in connection with such removal, all at Tenant’s cost.

29.32. Construction of Project and Other Improvements. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building or any part thereof and that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant except as specifically set forth herein. Tenant acknowledges that Landlord may renovate, improve, alter, or modify (collectively, the “Renovations”) portions of the Project, the Building and/or the Premises including without limitation the parking structure, if any, Common Areas, systems and equipment, roof, and structural portions of the same following Tenant’s occupancy of the Premises, and that such Renovations may result in excess levels of noise, dust, obstruction of access, etc. which are in excess of that present in a fully constructed project Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Tenant hereby waives any and all rent offsets or claims of constructive eviction which may arise in connection with such construction. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant’s business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant’s personal property or improvements resulting from the Renovations or Landlord’s actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord’s actions. Notwithstanding the foregoing, however, Landlord agrees to use commercially reasonable efforts to minimize the disruption to Tenant and its customers, employees and business caused by the Renovations.

29.33. Prohibited Persons and Transactions. Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

Landlord represents and warrants that neither Landlord nor any of its affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under OFAC regulations (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

29.34. Intentionally Omitted.

29.35. Reasonable Efforts. For purposes of this Lease, “reasonable efforts” by Landlord shall not include an obligation to employ contractors or labor at overtime or other premium pay rates or to incur any other overtime costs or additional expenses whatsoever.

[Signatures on Next Page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written.

“LANDLORD”

GREENSBORO DRIVE PROPERTY LLC, a Delaware limited liability company

By:	/s/ Jason P. Semmel
Name:	Jason P. Semmel
Its:	Authorized Signatory

“TENANT”

XENITH BANK [IN ORGANIZATION], a Virginia corporation

By:	/s/ Ronald E. Davis
Name:	Ronald E. Davis
Its:	Executive Vice President

EXHIBIT A

OUTLINE OF PREMISES

A-1

EXHIBIT B

ADDITIONAL RENT DEFINED

1. Definitions of Key Terms Relating to Additional Rent. As used in this Exhibit B, the following terms shall have the meanings hereinafter set forth:

1.1 “Base Year” shall mean the period set forth in Section 11 of the Summary of the Lease.

1.2 “Direct Expenses” shall mean “Operating Expenses” and “Tax Expenses.”

1.3 “Expense Year” shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) month consecutive period, and, in the event of any such change, Tenant’s Share of Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

1.4 “Operating Expenses” shall mean all expenses, costs and amounts of every kind and nature which Landlord pays or accrues during the Base Year or any Expense Year, as applicable, because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project, or any portion thereof (including allocations to the Project from Cost Pools, as provided below). Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following: (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with a transportation system management program or similar program; (iii) the cost of all insurance carried by Landlord in connection with the Project and any deductible amounts paid by Landlord as a result of a casualty unless the casualty was caused by the negligence or willful misconduct of Landlord; (iv) the cost of landscaping, relamping, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof; (v) costs incurred in connection with the maintaining, repairing or replacing parking areas servicing the Project; (vi) fees and other costs, including management fees (not in excess of four percent (4%) of gross rents from the Project), consulting fees, legal fees and accounting fees, in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project; (ix) payments, fees or charges under any easement, license, operating agreement, declaration, restrictive covenant, or any instrument pertaining to the sharing of costs by the Building or Project, or any portion thereof; (x) operation, repair, maintenance and replacement of all systems and equipment and components thereof of the Building (except if and to the extent the costs of any such replacement are for the purposes specified in clause (xiii) below); (xi) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (xii) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof; (xiii) amortization in accordance with generally accepted accounting principles of the costs of capital expenditures and reasonable financing charges for (A) items that are primarily for the purpose of (1) reducing or avoiding increases in Operating Expenses in Landlord’s good faith estimate, or (2) promoting the health, safety or wellbeing of the Building and/or its occupants, and/or their contractors, agents, invitees and guests, (B) replacing, modifying and/or adding improvements or equipment mandated by any Governmental Requirement enacted or which take effect after the date of this Lease and any repairs, disposals or removals necessitated thereby (including, but not limited to, the cost of complying with Access Laws, or (C) carrying out Landlord’s replacement and other obligations under this Lease (other than the obligation to replace worn out or obsolete equipment); provided, however, that any capital expenditure shall be amortized with interest over its useful life as Landlord shall reasonably determine; (xiv) snow removal cost; and (xv) costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute “Tax Expenses” as that term is defined in Section 1.5, below. The following costs and expenses shall be excluded from Operating Expenses: (a) expenses relating to leasing space in the Building (including tenant improvements, leasing and brokerage commissions and advertising expenses); (b) legal fees and disbursements incurred for collection of tenant accounts or negotiation of leases, or relating to disputes between Landlord and other tenants and occupants of the Building; (c) capital items not specifically permitted by this Section 1.4; (d) Tax Expenses; (e) costs of restoring any portion of the Project following a casualty, but only to the extent of any amounts actually received by Landlord on account of proceeds of insurance; (f) except to the extent specifically provided in this Section 1.4, depreciation or payments of principal and interest on any mortgages upon the Building; (g) payments of ground rent pursuant to any ground lease covering the Building; (h) the costs of any service or facility provided to any other tenant or occupant in the Building which either (1) Landlord is not obligated to supply or furnish to Tenant or (II) is supplied or furnished to Tenant pursuant to the terms of this Lease with separate or additional charge; (i) the cost of any work performed for any other tenant or occupant in the Building which either (I) is not performed for Tenant or (II) is performed for Tenant pursuant to the terms of this Lease with separate or additional charge (but Landlord shall have the right to “gross-up” as if the floor was vacant); (j) payments made by Landlord to a company or other entity affiliated with Landlord for goods and services to the extent that such payments exceed the amounts that would have been paid to independent third parties for goods and services of like kind in connection with the operation, repair, cleaning, maintenance, management and security of the Building; and (k) any cost expressly excluded from Operating Expenses elsewhere in this Lease.

If during any or all of a portion of the Base Year or any subsequent Expense Year, Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had furnished such work or service to such tenant. If the Project is not fully occupied during all or a portion of the Base Year or any Expense Year, Landlord may elect to make an appropriate adjustment to the components of Operating Expenses for such year to determine the amount of Operating Expenses that would have been incurred had the Project been ninety five percent (95%) occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year. Operating Expenses for the Base Year shall not include market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, or amortized costs relating to capital improvements. In no event shall the component of Operating Expenses relating to electrical costs in any Expense Year be deemed to be less than the component of Operating Expenses relating to electrical costs which is included in the Base Year. Landlord shall not (i) make a profit by charging items to Operating Expenses that are otherwise also charged separately to others and (ii) subject to Landlord’s right to adjust the components of Operating Expenses described above in this paragraph, collect Operating Expense Excess from Tenant and all other tenants in the Building in an amount in excess of what Landlord incurs for the items included in Operating Expenses.

1.5 Taxes. “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit taxes, occupancy tax, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, ad valorem taxes, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof, including any allocation from Cost Pools.

Tax Expenses shall include, without limitation: (i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof; (ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax for any services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants all whether charged or assessed by the United States of America, the state in which the Project is located, any county, city, district, municipality or other governmental subdivision, court or agency or quasi-governmental agency and any board, agency or authority associated with any such governmental entity, including the fire department having jurisdiction over the Project; (iii) any increase in assessment, tax, fee, levy or charge resulting from any sale, refinancing or other change in ownership of the Building, the Project or any portion thereof; (iv) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof; and (v) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.

Landlord shall use commercially reasonable, prudent efforts to monitor and contest as necessary the Tax Expenses for the Project. Any costs and expenses (including, without limitation, reasonable attorneys’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are paid. If Tax Expenses for any period during the Lease Term or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses included by Landlord as Tax Expenses pursuant to the terms of this Lease. Notwithstanding anything to the contrary contained in this Section 1.5 (except as set forth in Section 1.5(i), above), there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), and (ii) any items included as Operating Expenses.

1.6 “Tenant’s Share” shall mean the percentage set forth in Section 12 of the Summary of the Lease. Tenant’s Share shall be calculated by dividing the number of square feet of rentable area in the Premises by the number of square feet of rentable area in the Building, and expressing such quotient in the form of a percentage.

2. Allocation of Direct Expenses. Landlord shall have the right, from time to time, to equitably allocate some or all of the Direct Expenses for the Project among different portions or occupants of the Project (the “Cost Pools”), in Landlord’s discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of a building of the Project or of the Project, the residential space of a building of the Project or of the Project, and the retail space tenants of a building of the Project or of the Project. The Direct Expenses within each such Cost Pool shall be allocated and charged to the tenants and/or owners within such Cost Pool in a reasonable manner (if not provided for pursuant to separate agreement).

3. Calculation and Payment of Additional Rent. If for any Expense Year ending or commencing within the Lease Term, (a) Tenant’s Share of Operating Expenses for such Expense Year exceeds Tenant’s Share of Operating Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4, below, as Additional Rent, an amount equal to the excess (the “Operating Expense Excess”), and (b) Tenant’s Share of Tax Expenses for such Expense Year exceeds Tenant’s Share of Tax Expenses applicable to the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4, below, as Additional Rent, an amount equal to the excess (the “Tax Expense Excess,” together with Operating Expense Excess, the “Excess”) .

4. Statement of Actual Direct Expenses and Payment by Tenant. Landlord shall endeavor to deliver to Tenant following the end of each Expense Year, a statement (the “Statement”) which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount of the Operating Expense Excess and/or the

Tax Expense Excess, as applicable; provided, however, that Tenant shall have no liability for any Operating Expense Excess or Tax Expense Excess for any Expense Year if the Statement for that Expense Year is delivered to Tenant more than twelve months after the end of that Expense Year, excluding any item of expense for which Landlord has not received invoices or other billing from the appropriate vendors within such time period. Upon receipt of the Statement for each Expense Year commencing or ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as “Estimated Excess,” as that term is defined in Section 5, below. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord or Tenant from enforcing its rights under this Exhibit B. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant’s Share of Direct Expenses for the Expense Year in which this Lease terminates, if an Excess if present, Tenant shall immediately pay to Landlord such amount. The provisions of this Section 4 shall survive the expiration or earlier termination of the Lease Term. Tenant waives and releases any and all objections or claims relating to Direct Expenses for any calendar year unless, within sixty (60) days after Landlord provides Tenant with the annual Statement for the calendar year, Tenant provides Landlord written notice that it disputes the Statement (which notice shall specify in detail the reasons for such dispute as to a particular item or items). If Tenant disputes the Statement then, pending resolution of the dispute, Tenant shall pay the rent in question to Landlord in the amount provided in the disputed Statement.

5. Statement of Estimated Direct Expenses. In addition, Landlord shall endeavor to deliver Tenant a yearly expense estimate statement (the “Estimate Statement”) which shall set forth Landlord’s reasonable estimate (the “Estimate”) of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated excess (the “Estimated Excess”) as calculated by comparing the Operating Expenses and Tax Expenses for such Expense Year, which shall be based upon the Estimate, to the amount of Operating Expenses and Tax Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Exhibit B, nor shall Landlord be prohibited from revising any Estimate Statement or Estimated Excess theretofore delivered to the extent necessary. Thereafter, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the next to last sentence of this Section 5). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year, including the month of such payment, and twelve (12) as its denominator. Until a new Estimate Statement is furnished (which Landlord shall have the right to deliver to Tenant at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

6. Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall be liable for and shall pay no later than the due date therefor, taxes levied against Tenant’s furniture, fixtures, equipment and any other personal property located in or about the Premises. If any such taxes on Tenant’s furniture, fixtures, equipment and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking facility; or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

EXHIBIT C

INITIAL REPAIR ITEMS

C-1

EXHIBIT D

RULES AND REGULATIONS

D-1

EXHIBIT E

EXTENSION OPTION

1. Grant of Option. Landlord grants to the Tenant originally named on the Lease (the “Original Tenant”) one (1) option (the “Extension Option”) to extend the Lease Term as to the entire Premises for a period of thirty-six (36) months (the “Extension Term”), commencing on the first day following the expiration of the previous Lease Term (“Extension Term Commencement Date”). The option to extend shall be exercisable only by notice delivered by Tenant to Landlord as provided in Section 3. Upon the approved exercise of the option to extend (provided that Tenant is not in Default at any time prior to the Extension Term) the Lease Term shall be extended for a period of thirty-six (36) months. In the event that Tenant fails to timely and appropriately exercise its option to extend in accordance with the terms of this Section 1, then the option to extend shall automatically terminate and shall be of no further force or effect.

2. Option Terms. The Extension Term shall be upon the same terms and conditions as are provided for in this Lease, as then amended, except that (a) there shall be no further options to extend the Term following the Extension Term, (b) Tenant shall not be entitled to any credit against Rent or any other rent concession or rent allowance or abatement of Rent, except as specifically provided in this Section 2, (c) the annual Base Rent for the Extension Term shall be as provided in Section 4, (d) Landlord shall not be obligated to perform any improvement work within the Premises or provide Tenant any improvement allowance, and (e) the Base Year applicable to such Extension Term shall be the calendar year in which the “Adjustment Date” (defined in Section 4 below) occurs. The Extension Option shall be personal to the Original Tenant and any Permitted Transferee.

3. Exercise of Option. The Extension Option shall be exercised by the Original Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice (the “Extension Notice”) to Landlord on or before the date that is not less than nine (9) months but not more than twelve (12) months prior to the expiration of the previous Lease Term (time being of the essence), stating that Tenant is interested in exercising its option; (ii) Landlord shall deliver notice (the “Extension Rent Notice”), within thirty (30) days following Landlord’s receipt of the Extension Notice, to Tenant setting forth the Rent payable by Tenant during the Extension Term (the “Extension Rent”); (iii) if Tenant elects to exercise such option, Tenant shall, on or before the date occurring thirty (30) days after Tenant’s receipt of the Extension Rent Notice, deliver written notice (the “Tenant’s Response Notice”) thereof to Landlord and may accept or reject the Extension Rent set forth in the Extension Rent Notice. If Tenant exercises its option to extend the Lease by delivering the Tenant’s Response Notice but fails to accept or reject the Extension Rent, then Tenant shall be deemed to have rejected the Extension Rent set forth in the Extension Rent Notice.

4. Base Rent. The annual Base Rent per annum payable for the Premises during the Extension Term (the “Extension Base Rent”) shall be equal to (a) the rentable square feet of the Premises then subject to this Lease, multiplied by (b) the yearly FMRR (defined below) of the Premises as of the first day (an “Adjustment Date”) of the Extension Term, as determined in accordance with this Section 4.

5. Definition of FMRR. The “FMRR” of the Premises for the Extension Term shall be equal to an amount equal to the rate per rentable square foot being charged to new tenants for comparable space in the Project or, if comparable transactions do not exist in the Project, then an amount that landlords of comparable buildings have agreed to accept, and sophisticated nonaffiliated tenants of comparable buildings have agreed to pay, in current arms-length, nonrenewal, nonequity (i.e., not being offered equity in the building), transactions for comparable space (in terms of condition, floor location, view and floor height) of a comparable size, for a nonrenewal term equal to the Extension Term and commencing as of the first day of the Extension Term, which annual rent per square foot shall take into account and make adjustment for the existence, timing and amount of any increases in rent following term commencement in the comparison transactions, and shall at all times take into consideration and make adjustment for all other material differences in all terms, conditions or factors applicable to the transaction in question hereunder or applicable to one or more of the comparison transactions used to determine the FMRR which a sophisticated tenant or sophisticated landlord would believe would have a material impact on a “fair market rental” determination; provided, however, that (i) all comparable transactions should be adjusted to simulate a net rent structure, wherein the tenant is responsible for the payment of all property operating expenses and taxes in a manner consistent with this Lease the rent for all comparison transactions shall be grossed up to reflect payment of operating expenses and taxes in excess of a base year as of the year of commencement of the transaction, (ii) the presence, amount or absence of brokerage commissions in either the subject transaction or the comparison transactions shall be considered, (iii) any rent abatement or other free rent of any type provided in comparison transactions for the period of the performance of any tenant improvement work (i.e., any “construction period”) shall be disregarded, and (iv) any tenant improvements or allowance provided for in comparable transactions shall be taken into account, and the value, if any, to Tenant of any existing improvements in the Premises shall be taken into account in the calculation of the FMRR. If in determining the FMRR for a subject transaction hereunder, it is determined that free rent or cash allowances (collectively, “Concessions”) should be granted, Landlord may, at Landlord’s sole option, elect all or any portion of the following: (A) to grant some or all of the Concessions to Tenant as free rent or as an improvement allowance, or (B) to adjust the monthly installments of the applicable Extension Term Annual Base Rent to be an effective rental rate which takes into consideration and deducts from monthly rent the amortized amount of the total dollar value of such Concessions, amortized on a straight line basis over the applicable Extension Term (in which case the Concessions so amortized shall not be granted to Tenant).

6. Procedure for Determining the FMRR. In the event Tenant timely and appropriately exercises its option to extend the Lease by delivering the Tenant’s Response Notice but rejects the Extension Rent set for in the Extension Rent Notice then Landlord and Tenant shall attempt to agree upon the Extension Rent. If Landlord and Tenant fail to reach agreement upon the Extension Rent applicable to the Extension Term on or before the date that is eleven (11) months prior to the expiration of the initial Lease Term (the “Outside Agreement Date”), then the FMRR shall be determined by arbitration pursuant to this Section 6, below; provided that in no event shall (i) Base Rent payable during the first year of the Extension Term be less than Base Rent payable during the last month of the Lease Term immediately preceding the Extension Term, and (ii) Base Rent during the applicable Extension Term increase by less than three percent (3%) each year during the Extension Term. If Landlord and Tenant shall fail to agree upon the FMRR by the Outside Agreement Date, then, within ten (10) days thereafter,

Tenant shall submit to Landlord Tenant’s determination of the FMRR and Landlord shall submit to Tenant Landlord’s determination of FMRR, and such determinations shall be submitted to arbitration (as Tenant’s and Landlord’s “submitted FMRR,” respectively) in accordance with the following:

(a) Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial properties in the McLean, Virginia area, and who shall not have been employed or engaged by the appointing party during the immediately preceding two (2) year period. The determination of the arbitrators shall be limited solely to the issue as to whether Landlord’s or Tenant’s submitted FMRR is the closest to the actual FMRR, as determined by the arbitrators, taking into account the requirements of this Section 6. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date.

(b) The two arbitrators so appointed shall within ten (10) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of commercial properties in the McLean, Virginia area and who shall not have been employed or engaged by Landlord or Tenant during the immediately preceding two (2) year period.

(c) The three arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted FMRR and shall notify Landlord and Tenant thereof.

(d) The decision of the majority of the three arbitrators shall be binding upon Landlord and Tenant, shall be in writing and shall be non-appealable, and counterpart copies thereof shall be delivered to Landlord and Tenant. A judgment or order based upon such award may be entered in any court of competent jurisdiction. In rendering their decision and award, the arbitrators shall have no power to vary, modify or amend any provision of this Lease. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) days after the applicable Outside Agreement Date, the arbitrator appointed by the other shall solely render a decision as to the FMRR, notify Landlord and Tenant thereof, and such arbitrator’s decision shall be binding upon Landlord and Tenant.

(e) If the two arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the matter to be decided shall be promptly submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instructions set forth in this Section 6.

(f) The cost of arbitration shall be paid by Landlord and Tenant equally.

7. Conditions to Exercise of Extension Option. Notwithstanding any provision of this Exhibit E to the contrary, at the election of Landlord, any attempted exercise by Tenant of the Extension Option shall be invalid and ineffective if, on the date of such attempted exercise,

Tenant is in Default under this Lease, and any exercise of the applicable Extension Option shall be deemed null and void and of no force and effect, at the election of Landlord, if (i) on the commencement of the applicable Extension Term, Tenant is in Default under this Lease, or (ii) there has previously been a Default under this Lease more than two (2) times in any twelve (12) month period. Additionally, Tenant’s Extension Option shall terminate if (a) this Lease or Tenant’s right to possession of the Premises is terminated, (b) Tenant assigns any of its interest in this Lease or sublets any portion of the Premises, other than to a Permitted Transferee, (c) Tenant fails to timely exercise its Extension Option, time being of the essence with respect to Tenant’s exercise thereof, or (d) Landlord determines, in its sole but reasonable discretion, that Tenant’s financial condition or creditworthiness has materially deteriorated since the date of this Lease.

EXHIBIT F

CURRENT SNDA FORM

F-1